                                                                    EXHIBIT 4.12

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                         dated as of September 11, 1992

                                     among

                                   JWP INC.,

                                  as Borrower,

                            THE BANKS NAMED HEREIN,

                                  as Lenders,

                                   FLEET BANK
                            (formerly Norstar Bank),

                           as Agent and Issuing Bank,

                                      and

                                 CREDIT SUISSE,

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                                      and

                                 CHEMICAL BANK,

                              as Co-Lead Managers

                  TABLE OF CONTENTS


                                                 Page

ARTICLE I

          DEFINITIONS AND ACCOUNTING TERMS.......  2

1.1.  Certain Defined Terms......................  2

1.2.  Computation of Time Periods................ 24

1.3.  Accounting Terms and Computation of
       Financial Information..................... 25
    (a)  GAAP.................................... 25
    (b)  GAAP for Financial Covenants............ 25
    (c)  Certain Accounting Principles........... 25

1.4.  Construction............................... 25

ARTICLE II

           AMOUNTS AND TERMS OF THE LOANS
         AND THE FACILITY LETTERS OF CREDIT...... 26

2.1.  The Facility............................... 26
    (a)  Loans................................... 26
    (b)  Notes................................... 26
    (c)  Facility Letters of Credit.............. 27

2.2.  Making of the Loans........................ 29
    (a)  Notice of Borrowing..................... 29
    (b)  Authorized Persons...................... 29
    (c)  Funding................................. 30
    (d)  Several Obligations..................... 30
    (e)  Termination of Swingline Commitments.... 30

2.3.  Issuance of and Other Provisions in Regard to
       Facility Letters of Credit................ 30
    (a)  Request for Issuance.................... 30
    (b)  Drawing and Reimbursement............... 32
    (c)  Obligations Absolute.................... 34

                                      (i)

                                                  Page
                                                  ----

    (d)  Compensation............................ 36

2.4.  Fees....................................... 36
    (a)  Commitment Fee.......................... 36
    (b)  Agent's Fee............................. 37
    (c)  Co-Lead Managers' Fee................... 37
    (d)  Participation Fees...................... 37
    (e)  Payment; Fees Fully Earned.............. 37

2.5.  Reduction of Commitments................... 37
    (a)  Mandatory Reductions.................... 37
    (b)  Optional Reduction...................... 38
    (c)  Reduction of Letter of Credit Facility.. 39
    (d)  Reduction of Outstanding Credit......... 39

2.6.  Repayment of Loans......................... 39

2.7. Interest.................................... 39
    (a)  Pre-Default Interest.................... 39
    (b)  Default Interest........................ 39

2.8.  Prepayments; Deposits in L/C Cash Collateral
       Account................................... 39
    (a)  Optional Prepayment..................... 39
    (b)  Mandatory Prepayment.................... 40
    (c)  Deposits in L/C Cash Collateral Account. 41

2.9.  Increased Costs, Etc....................... 41
    (a)  Increased Cost.......................... 41
    (b)  Capital................................. 41

2.10.  Payments.................................. 42
    (a)  Time for Payment........................ 42
    (b)  Set-Off................................. 43
    (c)  Computation............................. 43
    (d)  Distribution of Payments................ 43
    (e)  Interest on Overdue Payment............. 44

2.11.  Taxes..................................... 44
    (a)  No Withholding.......................... 44
    (b)  Other Taxes............................. 45
    (c)  Indemnity............................... 45

                                      (ii)

                                                  Page
                                                  ----

    (d)  Evidence of Payment..................... 46
    (e)  Change in Lending Office................ 46
    (f)  Survival of Covenant.................... 46

2.12.  Sharing of Payments, Etc.................. 46

2.13.  Use of Proceeds........................... 47

2.14.  Pro Rata Treatment........................ 47

2.15.  Evidence of Debt; Loan Accounts........... 47
    (a)  Evidence of Debt........................ 47
    (b)  Maintenance of Loan Accounts............ 48
    (c)  Agent's Register........................ 48
    (d)  Entries Conclusive and Binding.......... 48

2.16.  Increase in the Commitments............... 48

ARTICLE III

                CONDITIONS PRECEDENT............. 49

3.1.  Conditions Precedent to Restatement
       Effective Date............................ 49
    (a)  Diligence Examination................... 49
    (b)  Delivery of Certain Documents........... 50
    (c)  Pledge Agreement........................ 53
    (d)  Pledged Stock Certificates.............. 53
    (e)  Truth of Representations and Warranties. 53
    (f)  No Default.............................. 53
    (g)  No Material Adverse Change.............. 53
    (h)  Other Items............................. 53
    (i)  Payment of Fees and Expenses............ 53
    (j)  No Action Against Lenders............... 54

3.2.  Conditions Precedent to Each Borrowing and
       Issuance.................................. 54
    (a)  Restatement Effective Date.............. 54
    (b)  Accuracy of Certain Facts............... 54
    (c)  Receipt of Notices and Other Items...... 55

3.3.  Determinations Under Section 3.1........... 55

                                     (iii)

                                                 Page
                                                 ----
ARTICLE IV

           REPRESENTATIONS AND WARRANTIES........ 56

4.1.  Representations and Warranties of the
       Borrower.................................. 56
    (a)  Corporate Existence..................... 56
    (b)  Subsidiaries; Designated Subsidiaries... 56
    (c)  Corporate Power; Authorization.......... 57
    (d)  Approvals and Notices................... 57
    (e)  Enforceable Obligations................. 58
    (f)  Financial Conditions.................... 58
    (g)  Future Financial Performance............ 59
    (h)  Accuracy and Completeness of Information 59
    (i)  No Material Litigation.................. 60
    (j)  No Margin Stock......................... 60
    (k)  No ERISA Events......................... 60
    (l)  ERISA Plans............................. 60
    (m)  No Withdrawal Liability................. 60
    (n)  Multiemployer Plans..................... 60
    (o)  Other Events............................ 61
    (p)  Environmental Matters................... 61
    (q)  Material Contracts...................... 62
    (r)  Payment of Taxes........................ 62
    (s)  Investment Company Act; Public Utility
          Holding Company Act.................... 63
    (t)  Funded Debt Agreements; Existing Debt... 63
    (u)  Tax Consolidation....................... 64
    (v)  Ownership of Property; Liens............ 64

ARTICLE V

              COVENANTS OF THE BORROWER.......... 64

5.1.  Affirmative Covenants...................... 64
    (a)  Compliance with Laws, Etc............... 64
    (b)  Payment of Taxes, Etc................... 64
    (c)  Maintenance of Insurance................ 65
    (d)  Preservation of Corporate Existence, Etc.65
    (e)  Visitation Rights....................... 65
    (f)  Keeping of Books........................ 65

                                      (iv)

                                                  Page
                                                  ----

    (g)  Maintenance of Properties, Etc.......... 65
    (h)  Maintenance of Current Ratio............ 66
    (i)  Maintenance of Adjusted Current Ratio... 66
    (j)  Maintenance of Consolidated Working
          Capital................................ 66
    (k)  Maintenance of Consolidated Tangible
          Net Worth.............................. 66
    (l)  Maintenance of Fixed Charges Coverage
          Ratio.................................. 66
    (m)  Consolidated Funded Debt................ 67
    (n)  EBIT.................................... 67
    (o)  Reporting Requirements.................. 67
    (p)  Transactions with Affiliates............ 71
    (q)  Further Assurances...................... 72

5.2.  Negative Covenants......................... 72
    (a)  Debt.................................... 72
    (b)  Liens................................... 74
    (c)  Guarantees.............................. 75
    (d)  Mergers................................. 77
    (e)  Dispositions of Assets.................. 77
    (f)  Restricted Payments and Restricted
          Investments............................ 78
    (g)  Sale and Leaseback...................... 81
    (h)  Maintenance of Ownership of Subsidiaries 82
    (i)  Compliance with ERISA................... 82
    (j)  Plan Amendments......................... 82
    (k)  Charter Amendments...................... 83
    (l)  Accounting Changes...................... 83
    (m)  Acquisitions............................ 83
    (n)  Optional Prepayment of Funded Debt...... 83
    (o)  Amendment of Funded Debt Agreements..... 83
    (p)  Capital Expenditures.................... 83

ARTICLE VI

                  EVENTS OF DEFAULT.............. 84

6.1.  Events of Default.......................... 84

ARTICLE VII

                      THE AGENT.................. 88

7.1.  Authorization and Action................... 88

                                      (v)

                                                  Page
                                                  ----

7.2.  Reliance, Etc.............................. 89

7.3.  Affiliates................................. 90

7.4.  Lender Credit Decision..................... 90

7.5.  Indemnification............................ 90

7.6.  Successor Agent and Issuing Bank........... 91

ARTICLE VIII

                    MISCELLANEOUS................ 92

8.1.  Amendments, Etc............................ 92

8.2.  Notices, Etc............................... 93

8.3.  No Waiver; Remedies........................ 94

8.4.  Costs and Expenses......................... 94

8.5.  Right of Set-off........................... 95

8.6.  Binding Effect............................. 95

8.7.  Assignments and Participations............. 96

8.8.  Governing Law; Submission to Jurisdiction;
       Waiver of Jury Trial...................... 99

8.9.  Execution in Counterparts..................100

8.10.  Borrower's Acknowledgment.................100

8.11.  Release of Pledged Designated Subsidiaries
        Stock....................................100

                                      (vi)

EXHIBITS
- - - - - - - - - --------

EXHIBIT A   Form of Promissory Note
EXHIBIT B   Notice of Borrowing
EXHIBIT C   Notice of Effectiveness
EXHIBIT D   Opinion of Counsel to Borrower
EXHIBIT E   Opinion of Counsel to Agent
EXHIBIT F   Form of Additional Lender Agreement
EXHIBIT G   Form of Assignment and Acceptance


SCHEDULES
- - - - - - - - - ---------

Schedule 1.1-A   Existing Accounts Receivable and
                  Financing Programs of Borrower

Schedule 1.1-B   Outstanding Funded Debt of the Water Companies

Schedule 1.1-C   Existing Funded Debt Agreement and Existing Debt
                  of Borrower and its Restricted
                  Subsidiaries

Schedule 1.1-D   Existing Subsidiaries of the Borrower

Schedule 1.1-E   Shares in Money Market or Mutual Funds

Schedule 1.1-F   Project Subsidiaries of the Borrower

Schedule 4.1(f)  Reports Required to be filed with the SEC

Schedule 5.2(b)  Existing Liens of the Borrower

Schedule 8.2     Notice and Lending Office
                  Addresses of Lenders

                                     (vii)

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 11, 1992 (as amended, supplemented or modified from time to time, this "Agreement") among
                                                               ---------
JWP INC., a Delaware corporation (the "Borrower"), the banks listed on the
                                       --------
signature pages of this Agreement or any additional Lender Agreement (as hereinafter defined) (together with their respective permitted assignees from time to time, the "Lenders"), FLEET BANK (formerly Norstar Bank), as issuer of
                   -------
letters of credit under the Letter of Credit Facility (as hereinafter defined) (in such capacity, together with any successor thereto appointed pursuant to
Article VII, the "Issuing Bank") and as agent for the Lenders and the Issuing
                  ------------
Bank (in such capacity, together with any successor appointed pursuant to
Article VII, the "Agent"), and CREDIT SUISSE, BANK OF AMERICA NATIONAL TRUST AND
                  -----
SAVINGS ASSOCIATION and CHEMICAL BANK, as Co-Lead Managers for the Lenders (in such capacity, the "Co-Lead Managers").
                    ----------------


                                R E C I T A L S
                                ---------------


          WHEREAS, the Borrower, the Lenders (or their predecessors-in-interest) and the Agent are parties to a Credit Agreement dated as of June 28, 1990, as amended by Amendments dated as of June 28, 1991, November 27, 1991 and June 30, 1992 (as so amended, the "Original Credit Agreement") pursuant to which the
                          -------------------------
Lenders have made loans and established certain credit facilities for the Borrower, available on the terms and subject to the conditions set forth in the Original Credit Agreement; and

          WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in its entirety as set forth below;


          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that, subject to the terms and conditions set forth below, the Original Credit Agreement is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.1.  Certain Defined Terms.  As used in this Agreement, each
                        ---------------------
of the following terms shall have the meaning ascribed thereto below (such meaning to be applicable to both the singular and plural forms of the term defined):

          "Accounts Receivable Financing" means any financing program pursuant
           -----------------------------
to which the Borrower or one or more of its Restricted Subsidiaries may from time to time transfer its accounts receivable or participation interests in a pool of its accounts receivable to a special purpose corporation, trust or any other entity (a "financing vehicle") established for purposes of providing
                 -----------------
accounts receivable financing, which program may require the Borrower or its Restricted Subsidiaries to transfer specified additional accounts receivable to such financing vehicle or retain all or any portion of the risk of loss on the portfolio of accounts receivable acquired by such financing vehicle, and any other similar arrangements having economic effects substantially identical in all material respects provided that in respect of any such other arrangements
                      --------
the Borrower shall have provided to the Lenders substantially final copies of the documentation showing the terms thereof at least 20 days prior to such arrangements becoming effective and any contract being made thereunder and all Lenders shall have approved such terms (such consent not to be unreasonably withheld); and provided further, that "Accounts Receivable Financing" shall not
               ----------------
include (i) any traditional secured lending on the security of accounts receivable, (ii) any Floor Plan Financing, (iii) any disposition of receivables under any such financing program or other arrangements for which the implicit cost of financing thereof exceeds the Reference Rate as in effect from time to time (other than any such financing program or other arrangements existing on the date of this Agreement and disclosed in Schedule 1.1-A or (iv) any disposition of receivables under any such financing program or other arrangements other than one for which the effective cost is treated as interest expense in accordance with GAAP or reflected on the income statement of the Borrower and its Restricted Subsidiaries as a loss on sale. Each Accounts Receivable Financing existing on the date of this Agreement shall be disclosed in Schedule 1.1-A.

          "Additional Lender" has the meaning specified in Section 2.16.
           -----------------

          "Additional Lender Agreement" has the meaning specified in Section
           ---------------------------
2.16.

          "Adjusted Water Company Investments" shall mean, at any date (i) in
           ----------------------------------
the case of any computation pursuant to Section 5.2(f)(ii)(C)(1)(a), the then amount of Water Company Investments made with respect to any Water Company multiplied by a fraction, the numerator of which is the amount of the dividend being paid pursuant to said subclause and the denominator of which is the net after-tax proceeds derived from the sale of such Water Company; (ii) in the case of any computation pursuant to Section 5.2(f)(ii)(C)(1)(b), the then amount of Water Company Investments made with respect to any Water Company multiplied by a fraction, the numerator of which is the fair market value of the shares of common stock of such Water Company so to be distributed and the denominator of which is the fair market value of all the shares of capital stock (common and preferred) of such Water Company; (iii) in the case of any computation pursuant to Section 5.2(f)(ii)(C)(1)(c), the then amount of Water Company Investments made with respect to any Water Company multiplied by a fraction, the numerator of which is the fair market value of the shares of preferred stock of such Water Company so to be distributed and the denominator of which is the fair market value of all of the shares of capital stock (common and preferred) of such Water Company; and (iv) in the case of any computation pursuant to Section 5.2(f)(ii)(C)(1)(d), the then amount of Water Company Investments made with respect to any Water Company multiplied by the fraction determined pursuant thereto.

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power (whether or not exercised) to vote 15% or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" has the meaning specified in the preamble to this Agreement.
           -----

          "Agent's Account" means the account of the Agent maintained by the
           ---------------
Agent at its office at 56 East 42nd Street, New York, New York 10017, or such other account of the Agent as shall be specified by it to the relevant parties.

          "Agent's Fee" has the meaning specified in Section 2.4(b).
           -----------

          "Agreement" has the meaning specified in the preamble hereto.
           ---------

          "Assignment and Acceptance" means an assignment and acceptance made
           -------------------------
by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit G hereto.

          "Available Facility Amount" means, on any date of determination, the
           -------------------------
amount of the Facility then in effect minus the sum of (i) Outstanding Loans on
                                      -----
such date and (ii) Facility Letter of Credit Obligations on such date.

          "Base Rate" means, on any date, a rate per annum equal to the sum of
           ---------
(a) 0.75% (75 basis points) plus (b) the higher of (i) the Federal Funds Rate and (ii) the Reference Rate, each as in effect on such date.

          "Board of Directors" of any corporation means the Board of Directors
           ------------------
of such corporation or a duly constituted committee thereof having authority over matters to which the action proposed to be taken or authorized relates.

          "Borrower" has the meaning specified in the preamble to this Agree-
           --------
ment.

          "Borrower's Account" means the account of the Borrower maintained
           ------------------
with the Agent at the office of the Agent specified in writing from time to time by the Borrower.

          "Borrowing" means a borrowing consisting of Loans made on the same day
           ---------
by the Lenders.

          "Borrowing Date" means any Business Day on which a Borrowing is made
           --------------
by the Borrower.

          "Business Day" means a day of the year on which banks are not required
           ------------
or authorized to close within the State of New York.

          "Businessland" means JWP Information Services (East), Inc., a
           ------------
California corporation (formerly named Businessland Inc.)

          "Capital Expenditures" means all expenditures for any fixed assets or
           --------------------
improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year.

          "Capitalized Leases" has the meaning specified in clause (e) of the
           ------------------
definition of the term "Debt".

          "Cash Proceeds" means, with respect to any sale, lease, transfer or
           -------------
other disposition of any asset by any Person or the issuance of securities or incurrence of Funded Debt by any Person, the amount of cash received by such Person in connection with such transaction (including cash proceeds of any prop-erty received in consideration of any such transaction). All proceeds of insurance paid on account of the loss of or damage to any such asset and awards of compensation for any such asset taken by condemnation or eminent domain shall be deemed to be Cash Proceeds.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Co-Lead Managers" has the meaning specified in the preamble to this
           ----------------
Agreement.

          "Co-Lead Managers' Fee" has the meaning specified in Section  2.4(c).
           ---------------------

          "Commitment" means, with respect to each Lender that is a signatory
           ----------
hereto, (a) prior to the Restatement Date, the "Commitment" of such Lender under (and as defined in) the Original Credit Agreement and (b) from and after the Restatement Date, the amount set forth opposite such Lender's name on the signature pages hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, and with respect to each other Lender, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.7(c) as such Lender's "Commitment", as such amount may be reduced pursuant to Section 2.5.

          "Commitment Fee" has the meaning specified in Section 2.4(a).
           --------------

          "Consolidated Current Assets" means, at any date, the aggregate amount
           ---------------------------
of all Current Assets of the Borrower and its Restricted Subsidiaries on a consolidated basis at such date.

          "Consolidated Current Liabilities" means, at any date, the aggregate
           --------------------------------
amount of all Current Liabilities of the Borrower and its Restricted Subsidiaries on a consolidated basis at such date (including, on and after September 18, 1992, the Loans).

          "Consolidated Fixed Charges" means, for any period, the sum of (a) the
           --------------------------
aggregate Consolidated Interest Expense for such period, plus (b) scheduled
                                                         ----
payments of principal during such period with respect to Funded Debt (other than the Loans) of the Borrower and its Restricted Subsidiaries, plus (c) all
                                                            ----
dividends
paid in cash during such period on the Borrower's and/or its Restricted Subsidiaries' preferred stock, plus (d) all Capital Expenditures of the Borrower
                               ----
and its Restricted Subsidiaries in such period, plus (e) all lease expenses
                                                ----
(other than payments in respect of Capitalized Leases) accrued in such period,

plus (f) all income and franchise taxes (other than deferred taxes) of the
- - - - - - - - - ----
Borrower or its Restricted Subsidiaries in such period; provided that there
                                                        --------
shall be excluded from Consolidated Fixed Charges, all items referred to in clauses (a) through (f) above (to the extent not already excluded therefrom) relating to discontinued operations.

          "Consolidated Funded Debt" means, at any date, the aggregate amount of
           ------------------------
all Funded Debt of the Borrower and its Restricted Subsidiaries on a consolidated basis.

          "Consolidated Interest Expense" means, for any fiscal period of the
           -----------------------------
Borrower, consolidated interest expense of the Borrower and its Restricted Sub-sidiaries determined in conformity with GAAP, excluding any such interest expense relating to discontinued operations.

          "Consolidated Net Income" means, for any period, the consolidated net
           -----------------------
income (or net loss) of the Borrower and its Restricted Subsidiaries (adjusted for minority interests) for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded
                                    --------
therefrom (i) any gains or losses on the sale of any assets or capital stock of the Water Companies, (ii) any gains or losses resulting from the sale, conversion or other disposition of capital assets, (iii) any gains resulting from the write-up of assets (other than the write-up of current assets as a result of revaluations or realignment of currencies), (iv) the income (or loss) of any Person which is not a Restricted Subsidiary except to the extent of dividends or other distributions actually paid to the Borrower or any Restricted Subsidiary during such period, (v) any income (or loss) of any Person acquired by the Borrower or any Restricted Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the time of acquisition,
(vi) the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than with respect to Businessland or the Water Companies as to restrictions existing on the date hereof), (vii) any extraordinary gains and (viii) income or losses relating to discontinued operations.

          "Consolidated Net Worth" means, as of the time of any determination
           ----------------------
thereof, the sum of (a)(i) the par value (or value stated on the books of the

Borrower) of the capital stock of the Borrower, plus (or minus in the case of a
                                                ----     -----
deficit) (ii) the amount of consolidated surplus of the Borrower and its Restricted Subsidiaries, plus (or minus any accumulated deficit) (iii) the
                         ----     -----
amount of consolidated retained earnings of the Borrower and its Restricted Subsidiaries (adjusted to exclude from retained earnings attributable to any period since June 30, 1992 those items set forth in clauses (i) through (viii) of the definition of "Consolidated Net Income"), plus (or minus) (iv) any
                                                 ----     -----
cumulative currency translation adjustment, minus (b) any amounts of par value
                                            -----
or surplus attributable to mandatorily redeemable (on the happening of a contingency or otherwise) capital stock, in each case determined in conformity with GAAP.

          "Consolidated Tangible Net Worth" means, as of the time of any
           -------------------------------
determination thereof, the excess of (A) Consolidated Net Worth, over (B) the
                                                                 ----
sum of (i) the then Net Amount of Restricted Investments, plus (ii) treasury
                                                          ----
stock, goodwill, trademarks, trade names, patents and deferred charges of the Borrower and its Restricted Subsidiaries, unamortized debt discount of the Borrower and its Restricted Subsidiaries and all other intangible assets of the Borrower and its Restricted Subsidiaries.

          "Consolidated Total Capitalization" shall mean, at any date, the sum
           ---------------------------------
of (i) Consolidated Funded Debt plus (ii) Consolidated Net Worth minus (iii) the
                                ----                             -----
aggregate fair market value (determined at the time of issuance) attributable to any stock of the Borrower or any Restricted Subsidiary issued in payment for the acquisition after December 31, 1991 of any Person that upon such acquisition (after giving effect to any series of related transactions) would be a Foreign Restricted Subsidiary, all or substantially all of the assets of any Person that upon acquisition (after giving effect to any series of related transactions) would be owned by a Foreign Restricted Subsidiary or any business division, group or line of business of any Person that upon such acquisition (after giving effect to any series of related transactions) would be owned by a Foreign Restricted Subsidiary.

          "Consolidated Total Tangible Assets" means, at any date of deter-
           ----------------------------------
mination thereof, the total of all assets appearing on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date prepared in accordance with GAAP, excluding (i) the then Net Amount of Restricted Invest-ments, (ii) treasury stock, goodwill, trademarks, trade names, patents and de-ferred charges, unamortized debt discount and (iii) all other intangible assets of the Borrower and its Restricted Subsidiaries.

          "Consolidated Working Capital" means, at any date of determination
           ----------------------------
thereof, Consolidated Current Assets minus Consolidated Current Liabilities.
                                     -----

          "Current Assets" of any Person means all assets of such Person that,
           --------------
in accordance with GAAP, would be classified as current assets of such Person.

          "Current Liabilities" of any Person means all items that, in accord-
           -------------------
ance with GAAP, would be classified as current liabilities of such Person, including, without limitation, the current portion of Funded Debt.

          "Debt" of any Person means (a) all indebtedness of such Person for
           ----
borrowed money, whether or not such borrowing is classified as a liability of such Person or is required to be so classified in accordance with GAAP; (b) all obligations of such Person to pay for the deferred purchase price of property or services, which purchase price (i) is due twelve (12) months or more from the date of incurrence of the obligation in respect thereof or (ii) is evidenced by a note or similar instrument (including, without limitation, any such indebtedness which is non-recourse to such Person personally but is secured by assets of such Person), or (iii) constitutes Floor Plan Financing; (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person other than sales agreements issued by vendors in the ordinary course of business involving purchase money security interests that are and remain unperfected by such vendors (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized Leases"); (f) all obligations,
                             ------------------
contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities (other than trade letters of credit, except to the extent of unpaid reimbursement obligations with respect thereto) (provided that for pur-
                                                        --------
poses of Section 5.2(a)(iv) only, the obligations specified in this clause (f) shall not be considered Debt); (g) all Debt referred to in clauses (a) through
(f) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
(iii) to advance or supply funds to maintain working capital or equity capital of another Person or otherwise to maintain the net worth or solvency of such Person (including any agreement in the nature of a support arrangement to pay for property or services irrespective or whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss (provided that a guarantee of
 --------
obligations (other than for the payment of Debt) of a Subsidiary under a contract to furnish equipment or other goods or construction or operating services otherwise permitted by Section 5.2(c)(i) or (ii) shall not be Debt);
(h) in the case of the Water Companies, the aggregate voluntary or involuntary liquidation price (whichever is greater) of all preferred shares of the Water Companies held by any Person other than the Borrower or a Restricted Subsidiary and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Default" means any Event of Default or any event that would, with the
           -------
giving of notice or the lapse of time or both, constitute an Event of Default.

          "Designated Subsidiary" means each of Software House, Inc., JWP Air
           ---------------------
Technologies, Inc. and JWP AMCEC Corp.

          "Dollars" or "$" means dollars in lawful currency of the United States
           -------      -
of America.

          "EBIT" means, for any period in respect of the Borrower and its
           ----
Restricted Subsidiaries, Consolidated Net Income for such period plus, to the
                                                                 ----
extent deducted in computing such Consolidated Net Income, the sum of (a) Consolidated Interest Expense for such period and (b) income and franchise taxes for such period, excluding any such taxes relating to discontinued operations.

          "EBIT Period" shall have the meaning given such term in Section
           -----------
5.1(n).

          "Eligible Assignee" means (a) a commercial bank organized under the
           -----------------
laws of the United States, or any State thereof, and having total capital and surplus in excess of $500,000,000 and (b) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political sub-division of any such country, and having total capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof) provided that such
                                                          --------
bank is acting through a branch or agency located in the United States.

          "Environmental Law" means any law, rule, regulation, order, writ,
           -----------------
judgment, injunction, decree, determination or award relating to the environment or to the release of any materials into the environment, including, without limitation, the Clean Air Act, as amended, the Clean Water Act of 1977, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of the Code or
           ---------------
Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder, and any other Subsidiary of the Borrower.

          "ERISA Event" means (a) a reportable event, within the meaning of
           -----------
Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan in a "distress termination", pursuant to Section 4041 of ERISA; (c) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan; or (h) the failure to maintain the minimum funding standard required by Section 412 of the Code with respect to any Plan for a plan year, or the request or grant of a request for a waiver of such standard under Section 412(d) of the Code with respect to any Plan for a plan year.

          "Events of Default" has the meaning specified in Section 6.1.
           -----------------

          "Excess Floor Plan Financing Amount" means the excess, if any, of the
           ----------------------------------
aggregate outstanding principal amount of Floor Plan Financing over the lesser
                                                               ----
of (i) the market value of inventory or (ii) the cost of inventory of the Borrower or any Restricted Subsidiary in which a security interest has been granted to secure such payables.

          "Excess Secured Amount" has the meaning specified in Section
           ---------------------
5.2(b)(vi).

          "Excluded Debt" means (a) subordinated Debt of Businessland in an
           -------------
amount not exceeding the amount of such Debt permitted to be outstanding as Existing Debt, (b) Funded Debt constituting Existing Debt to the extent permitted to be secured by existing Liens pursuant to Section 5.2(b)(ii), (c) Funded Debt related to industrial revenue, pollution control or similar bonds to the extent permitted by Section 5.2(a)(v), (d) Funded Debt secured by Liens permitted by Section 5.2(b)(vi)(c) and (e) Funded Debt of the Water Companies outstanding on the Restatement Date and listed in Schedule 1.1-B including any extension, renewal or replacement thereof, provided that the aggregate principal
                                           --------
amount of such Funded Debt of the Water Companies for the purposes of this definition shall not exceed the principal amount thereof outstanding on the Restatement Date.

          "Existing Debt" means Debt of the Borrower and its Restricted Sub-
           -------------
sidiaries outstanding on the date hereof and listed in Schedule 1.1-C, in an aggregate principal amount not in excess of the principal amount thereof out-standing on the date hereof.

          "Facility" means the aggregate amount of the Lenders' Commitments.
           --------
The Letter of Credit Facility shall be a sub-facility of the Facility.

          "Facility Letter of Credit" means (a) each outstanding letter of
           -------------------------
credit issued by the LOC Bank (as defined in the Original Credit Agreement) for the account of the Borrower pursuant to Article III of the Original Credit Agreement and (b) each letter of credit issued by the Issuing Bank for the account of the Borrower pursuant to Section 2.1(c) hereof.

          "Facility Letter of Credit Obligations" means, at any time, the sum of
           -------------------------------------
(x) the maximum amount then available to be drawn under all Facility Letters of Credit outstanding at such time (assuming the occurrence of, and compliance with, all conditions for drawing) plus (y) the aggregate of all unpaid Reimbursement Obligations at such time.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the nearest 1/100 of one percent) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the nearest 1/100 of one percent of the quotations for such day on such transactions re-ceived by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

          "Fees" means, collectively, the Agent's Fee, the Commitment Fee, the
           ----
Co-Lead Managers' Fees, the Participation Fees, Letter of Credit Fee and the Issuing Bank's Fee.

          "Fixed Charges Coverage Ratio" means, for any period, the ratio
           ----------------------------
determined at the end of such period of (i) Operating Cash Flow for such period to (ii) Consolidated Fixed Charges for such period.
- - - - - - - - - --

          "Floor Plan Financing" means the extension of credit terms by a
           --------------------
manufacturer or vendor of computer products to the Borrower or one or more Restricted Subsidiaries in connection with the sale by such manufacturer or ven-dor of such computer products which payables are secured by the inventory pur-chased thereby of the Borrower or the Restricted Subsidiary to which credit has been extended (but that is secured by no other assets, except (a) proceeds of such inventory (within the meaning of the Uniform Commercial Code in effect in the relevant jurisdiction) and (b) Liens on certain assets of Businessland and Extel/JWP Information Systems, Inc. pursuant to an existing arrangement with IBM Credit Corporation.

          "Foreign Restricted Subsidiary" means any Foreign Subsidiary, other
           -----------------------------
than an Unrestricted Subsidiary.

          "Foreign Subsidiary" means any Subsidiary of the Borrower identified
           ------------------
as such on Schedule 1.1-D and, in addition, any Subsidiary acquired, incor-porated or otherwise established by the Borrower or any of its Subsidiaries after the Restatement Date which is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

          "Fully Secured" means, with respect to any Facility Letter of Credit
           -------------
that has been issued for the account of the Borrower hereunder but not yet drawn in full, that the contingent obligation of the Borrower to reimburse the Issuing Bank for any such drawing thereafter made shall be secured by cash collateral specifically held by the Fleet Bank, for and on behalf of the Agent, the Issuing Bank and the Lenders, for such purposes in an amount equal to the undrawn amount of such Facility Letter of Credit or otherwise be secured in a manner acceptable to the Agent and the Issuing Bank.

          "Funded Debt" of any Person means Debt of such Person which by its
           -----------
terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement (including, without limitation, Capitalized Leases) obligating the lender or lenders to extend credit over a period of more than one year) from, the date of creation thereof. In the case of the Water Companies, Funded Debt also means and includes the aggregate voluntary or involuntary liquidation price (whichever is greater) of all preferred shares of the Water Companies held by any Person other than the Borrower or a Restricted Subsidiary.

          "Funded Debt Agreement" means any agreement or instrument evidencing
           ---------------------
or pursuant to which there has been issued or incurred any outstanding Funded Debt (other than the Loans).

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect from time to time.

          "Hazardous Materials" means materials listed in 49 C.F.R. (S) 172.101,
           -------------------
materials defined as hazardous pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates or asbestos or material containing asbestos or similar materials or any other materials or substances which constitute hazardous or toxic material under applicable federal, state or local Environmental Laws.

          "Indemnified Party" has the meaning specified in Section 8.4(b).
           -----------------

          "Initial Lender" means each Lender party to this Agreement as of the
           --------------
date of this Agreement.

          "Insufficiency" means, with respect to any Plan, the amount, if any,
           -------------
of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

          "Insurance Letters of Credit" means letters of credit issued in con-
           ---------------------------
nection with insurance programs in favor of insurers providing casualty or prop-erty insurance for the Borrower or any Restricted Subsidiary, for which the Bor-rower has established reserves in accordance with GAAP.

          "Integrated Debt and Lien Basket Amount" means, at any time of
           --------------------------------------
determination thereof, the sum of (without duplication) (a) the amount of Funded Debt of Restricted Subsidiaries (other than Excluded Debt) plus (b) the amount
                                                           ----
of Debt outstanding pursuant to Section 5.2(a)(xi), plus (c) the amount of Debt
                                                    ----
secured by Liens pursuant to Section 5.2(b)(vii), plus (d) the excess of (i) the
                                                  ----
aggregate face amount of receivables at any time transferred in connection with any Accounts Receivable Financing over (ii) the amount received for such transfer (including any reserve for bad debt and retained interest in respect of such accounts receivable, but excluding any amount accounted for as interest expense or loss on sale), plus (e) the amount of retained loss exposure in any
                          ----
Accounts Receivable Financing to the extent not included in clause (d), plus (f)
                                                                        ----
an amount calculated by reference to the specified percentage of the face amount of each guarantee outstanding pursuant to Section 5.2(c)(ii), such amount to be determined as set forth therein; the aggregate of the foregoing may not exceed 20% of Consolidated Total Capitalization at any time.

          "Intercompany Debt" means any Debt of the Borrower or any of its
           -----------------
Restricted Subsidiaries which is owing to the Borrower or any of its Wholly-Owned Restricted Subsidiaries.

          "Investment" in any Person means all investments by stock purchase,
           ----------
capital contribution, loan, advance, guarantee of any Debt or creation or assumption of any other liability in respect of any Debt of such Person, or otherwise.

          "Issuing Bank" has the meaning specified in the preamble to this
           ------------
Agreement.

          "Issuing Bank's Fee" has the meaning specified in Section 2.4(c).
           ------------------

          "L/C Cash Collateral Account" means a special cash collateral account
           ---------------------------
maintained at an office of Fleet Bank (for so long as Fleet Bank shall be the Agent, and thereafter at an office of the successor Agent) in the name of, and under the sole dominion and control of, the Agent for the benefit of the Issuing Bank and the Lenders.

          "L/C Related Documents" has the meaning specified in Section
           ---------------------
2.3(c)(i).

          "Lenders" has the meaning specified in the preamble to this Agreement.
           -------

          "Lender's Available Commitment" means, as to each Lender on any date
           -----------------------------
of determination thereof, such Lender's Commitment minus the sum of (i) the
                                                   -----
principal amount outstanding on such date of all Loans made by such Lender and
(ii) such Lender's Pro Rata Share of Facility Letter of Credit Obligations on such date.

          "Lending Office" means, with respect to each Lender, the office of
           --------------
such Lender specified as its Lending Office in Schedule 8.2 or in the Assignment and Acceptance or Additional Lender Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Letter of Credit Facility" has the meaning specified in Section
           -------------------------
2.1(c)(i).

          "Letter of Credit Fee" has the meaning specified in Section 2.3(d).
           --------------------

          "Lien" means any lien, security interest or other charge or encum-
           ----
brance of any kind, or any other type of preferential arrangement having the same effect as a lien, security interest or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loans" means (a) all outstanding Loans (including Swingline Loans)
           -----
made by the Lenders under (and as defined in) the Original Credit Agreement and
(b) all loans and advances made by the Lenders pursuant to Article II hereof.

          "Loan Documents" means, collectively, this Agreement, the Notes, and
           --------------
each Pledge Agreement.

          "Major Plan" means, at any time, a Plan (a) the value of whose assets,
           ----------
as of the most recent valuation thereof, exceeds $30,000,000 or (b) that has an Insufficiency at such time in excess of $2,500,000.

          "Margin Regulations" means Regulations G, T, U and X of the Board of
           ------------------
Governors of the Federal Reserve System and any successor regulations thereto, as in effect from time to time.

          "Margin Stock" means "margin stock" as defined in Regulation U of the
           ------------
Board of Governors of the Federal Reserve System and any successor regulations thereto, as in effect from time to time.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section
           ------------------
4001(a)(3) of ERISA and subject to Title IV thereof, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plans years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

          "Multiple Employer Plan" means a single employer plan, as defined in
           ----------------------
Section 4001(a)(15) of ERISA and subject to Title IV thereof, that (a) is main-tained by the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (b) was so maintained previously, but is not currently maintained by the Borrower or its ERISA Affiliates, and in respect of which the Borrower or an ERISA Affiliate would still have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Amount of Restricted Investments" as at any date of determin-
           ------------------------------------
ation shall mean the outstanding amount of Restricted Investments existing on such date which have been made by the Company and its Restricted Subsidiaries subsequent to June 30, 1992. In computing the Net Amount of Restricted Investment in any Person, the outstanding amount thereof shall be the amount originally actually invested, net of any return of capital, and disregarding any increases or decreases in value, or write-ups, write-downs or write-offs of the Restricted Investment concerned.

          "Net Cash Proceeds" means Cash Proceeds less the sum of (a) all costs
           -----------------                      ----
and expenses (including brokers', advisers' and underwriters' fees and commissions) paid or payable in connection with the transaction from which such Cash Proceeds are realized, (b) all sales and transfer taxes, if any, payable in connection with such transaction and (c) in the case of any sale, transfer or other disposition of assets, all Debts of the Borrower or the relevant Subsidiary required to be discharged with such Cash Proceeds in order to consummate such transaction.

          "Note" and "Notes" have the meanings specified in Section 2.1(b).
           ----       -----

          "Notice of Borrowing" has the meaning specified in Section 2.2(a)(ii).
           -------------------

          "Notice of Issuance" has the meaning specified in Section 2.3(a)(i).
           ------------------

          "Obligation" means, with respect to any Person, any obligation of such
           ----------
Person of any kind, including, without limitation, any obligation to make any payment for any reason, whether or not such obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such obligation is discharged, stayed or otherwise affected by any proceeding referred to in
Section 6.1(e). Without limiting the generality of the foregoing, the Obligations of the Borrower under or in respect of the Loan Documents include
(a) all principal, interest, Letter of Credit Fees, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and any other amounts payable by the Borrower under any Loan Document and (b) any amount in respect of any of the foregoing that the Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower after the occurrence and during the continuance of an Event of Default. Upon any payment or advance by the Agent or any Lender of any amount referred to in the preceding sentence, such amount shall, until repaid by the Borrower, constitute an outstanding Loan for all purposes under this Agreement.

          "OECD" means the Organization for Economic Cooperation and
           ----
Development.

          "Operating Cash Flow" means, for any period in respect of the Bor-
           -------------------
rower and its Restricted Subsidiaries, EBIT for such period plus, to the extent
                                                            ----
deducted in computing Consolidated Net Income for such period, the sum of (a) all amortization, depreciation and other non-cash charges of the Borrower and its Restricted Subsidiaries for such period (other than any such amortization, depreciation and charges relating to discontinued operations) and (b) all lease expenses (other than expenses in respect of Capitalized Leases and lease expense relating to discontinued operations) of the Borrower and its Restricted Subsidiaries accrued in such period.

          "Original Credit Agreement" has the meaning specified in the first
           -------------------------
Recital to this Agreement.

          "Other Taxes" has the meaning specified in Section 2.11(b).
           -----------

          "Outstanding Credit" means, at any date of determination, the sum on
           ------------------
such date of (a) the aggregate amount of all Outstanding Loans, plus (b) the Facility Letter of Credit Obligations.

          "Outstanding Loans" means, at any date of determination thereof, the
           -----------------
principal amount then outstanding of all Loans.

          "Parent" of any Person means any corporation, partnership, joint
           ------
venture, trust or estate as to which such Person is a Subsidiary.

          "Participation Fee" has the meaning specified in Section 2.4(d).
           -----------------

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
successor agency or entity performing substantially the same functions.

          "Permitted Investments" means (a) securities with maturities of one
           ---------------------
year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof) and the long-term debt of which is rated A or better by Standard & Poor's Corporation or Moody's Investors Service, Inc.,
(c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper or demand notes having a maturity of 270 days or less of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A or better by Standard & Poor's Corporation or A by Moody's Investors Service, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of any money market mutual or similar fund that is listed in Schedule 1.1-E hereto (unless and until the Agent notifies the Borrower that any such fund no longer constitutes a Permitted Investment) or that otherwise is acceptable to the Agent.

          "Permitted Liens" means (a) Liens for taxes, assessments and
           ---------------
governmental charges or levies to the extent not required to be paid under Sec-tion 5.1(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or which are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained;

(c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations (other than under ERISA); (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for Debt), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business, the loss of which deposits would not be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Shareholders, taken as a whole, or the Borrower; (f) Liens in favor of the United States of America for amounts paid to the Borrower or any of its Restricted Subsidiaries as progress payments under government contracts entered into by it; (g) attachment, judgment or other similar liens arising in connection with court or arbitration proceedings securing not more than $50,000,000 in aggregate amount, provided that the same have been discharged,
                                 --------
or that execution or enforcement thereof has been stayed pending appeal; (h) other Liens incidental to the conduct of the business of the Borrower and its Restricted Subsidiaries or the ownership of any of their respective assets and not incurred to secure Debt, which Liens do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries.

          "Person" means an individual, partnership, corporation, joint stock
           ------
company, trust (including a business trust), unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "Pledge Agreement" has the meaning specified in Section 3.1(c).
           ----------------

          "Pledgor" means each record owner of the stock of each Designated
           -------
Subsidiary.

          "Principal Subsidiary" means any Restricted Subsidiary (other than a
           --------------------
Foreign Restricted Subsidiary or a Restricted Subsidiary that is a holding com-pany for the holding stock of one other Restricted Subsidiary and having other assets of less than $100,000) as to which either (i) the total tangible assets thereof comprised 5% or more of Consolidated Total Tangible Assets or (ii) EBIT attributable thereto comprised 5% or more of EBIT for the Borrower and all

Restricted Subsidiaries on a consolidated basis; in each case on the last day of the fiscal quarter ended June 30, 1992 as set forth in the financial statements delivered pursuant to Section 3.1(b)(viii) or on the last day of any fiscal quarter thereafter.

          "Project Subsidiary" means any Subsidiary of the Borrower created for
           ------------------
the sole purpose of financing all or any part of the purchase price of the acquisition or cost of construction or improvement of property, projects or facilities acquired, constructed or improved by such Subsidiary and operating the same.

          "Pro Rata Share" means, as to any Lender, such Lender's Commitment,
           --------------
expressed as a percentage of the Facility, each as in effect from time to time.

          "Reduction Date" shall mean (a) January 5, 1993, April 15, 1993 and
           --------------
June 30, 1993 and (b) each other date on which there occurs a mandatory reduction of the Facility.

          "Reference Rate" means the rate of interest publicly announced from
           --------------
time to time by Fleet Bank as its "prime rate." The "prime rate" is a rate set by Fleet Bank upon various factors, including Fleet Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Fleet Bank may price loans at, above or below its "prime rate." Any change in the Reference Rate shall take effect on the date specified in the public announcement by Fleet Bank of a change in its "prime rate." If Fleet Bank ceases to be the Agent, "Reference Rate" shall mean the rate of interest publicly announced from time to time by the successor Agent as its reference rate, prime rate or peg rate for commercial lending.

          "Register" has the meaning specified in Section 8.7(c).
           --------

          "Reimbursement Obligation" has the meaning specified in Section
           ------------------------
2.3(b)(i).

          "Required Amount" has the meaning specified in Section 5.2(e)(ii).
           ---------------

          "Required Lenders" means at any time Lenders (other than Affiliates of
           ----------------
the Borrower) having at least 51% of the total Commitments.

          "Restatement Date" means the date on which a counterpart of this
           ----------------
Agreement is executed by the Borrower and the Agent and the Agent shall have received counterparts of this Agreement executed by each Lender.

          "Restatement Effective Date" means the date on which the Agent
           --------------------------
delivers to the Borrower a Notice of Effectiveness stating that the "Restatement Effective Date" has occurred, which date shall in no event be prior to the Restatement Date.

          "Restricted Investment" means any Investment, including, without
           ---------------------
limitation, any Investment in an Unrestricted Subsidiary, other than (a) any Investment in a Permitted Investment; (b) any Investment in a Restricted Subsidiary or a Person that, upon the making of such Investment, becomes a Restricted Subsidiary, provided, however, that any Investment by the Company or
                       --------  -------
a Restricted Subsidiary in a Restricted Subsidiary which subsequently becomes an Unrestricted Subsidiary shall be deemed to be a Restricted Investment as of the date such Restricted Subsidiary becomes an Unrestricted Subsidiary; and (c) any Investment by the Borrower or any of its Subsidiaries as a co-venturer in a joint venture or pooling of efforts for a limited or fixed duration for the construction of any specific project or series of related specific projects in the ordinary course of business of the Borrower and consistent with current arrangements or prior practices as of the date of this Agreement of the
Borrower or such Subsidiary; provided that it is intended upon completion of
                             --------
the construction of such specific project or series of related specific projects, that such joint venture or pooling of efforts shall be disbanded.

          "Restricted Payment" means (i) the purchase, redemption, retirement,
           ------------------
defeasement or other acquisition for value, of any of the capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, of the Borrower or any Restricted Subsidiary, or (ii) the return of any capital to the stockholders of the Borrower or any Restricted Subsidiary (other than to the Borrower or any Wholly-Owned Restricted Subsidiary), as such, or any dividend or other distribution of assets, capital stock, warrants, rights, options, obligations or securities to the stockholders of the Borrower or any Restricted Subsidiary (other than to the Borrower or any Wholly-Owned Restricted Subsidiary), as such, or (iii) payment by the Borrower or any Restricted Subsidiary of any management or administrative or other fee to any Affiliate of the Borrower (other than any Wholly-Owned Restricted Subsidiary) that is, directly or indirectly, a stockholder of the Borrower (other than usual and customary payments to directors and officers of the Borrower or any of its Subsidiaries consistent with the practice of the Borrower prior to the date of this Agreement).

          "Restricted Subsidiary" means any Subsidiary of the Borrower other
           ---------------------
than an Unrestricted Subsidiary.

          "Sale and Leaseback Transaction" has the meaning specified in Section
           ------------------------------
5.2(g).

          "Short-Term Debt" of any Person means any Debt of such Person other
           ---------------
than Funded Debt.

          "Single Employer Plan" means a single employer plan, as defined in
           --------------------
Section 4001(a)(15) of ERISA and subject to Title IV thereof, that (a) is main-tained by the Borrower or an ERISA Affiliate and no Person other than the Bor-rower and its ERISA Affiliates or (b) was so maintained previously, but is not currently maintained by the Borrower or its ERISA Affiliates, and in respect of which the Borrower or an ERISA Affiliate would still have liability under
Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Standby Letter of Credit" means any Facility Letter of Credit, other
           ------------------------
than a Trade Letter of Credit.

          "Subsidiary" of any Person means any corporation, partnership, joint
           ----------
venture, trust or estate of which (or in which ) more than 50% of:

          (a) the outstanding capital stock having Voting Power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have Voting Power upon the occurrence of any contingency);

          (b) the interest in the capital or profits of such partnership or joint venture; or

          (c)  the beneficial interest of such trust or estate;

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

          "Taxes" has the meaning specified in Section 2.12(a).
           -----

          "Termination Date" means September 17, 1993 (or, if such date is not a
           ----------------
Business Day, the next preceding Business Day) or the earlier date of term-ination in whole of the Commitments of all the Lenders pursuant to Section 2.5 or 6.1.

          "Third Party Letter of Credit" means any letter of credit issued for
           ----------------------------
the account of the Borrower or any of its Restricted Subsidiaries other than any Facility Letter of Credit.

          "Third Party Letter of Credit Obligations" means, at any time, the sum
           ----------------------------------------
of (x) the maximum aggregate amount then available to be drawn under all Third Party Letters of Credit outstanding at such time (assuming the occurrence of, and compliance with, all conditions for drawing) plus (y) the aggregate amount
                                                 ----
of unpaid reimbursement obligations resulting from drawings under Third Party Letters of Credit.

          "Trade Letter of Credit" means any Facility Letter of Credit in sup-
           ----------------------
port of obligations incurred in the ordinary course of business for the purchase of goods or services.

          "Trade Letter of Credit Agreement" has the meaning specified in
           --------------------------------
Section 2.3(a)(i).

          "Unrestricted Subsidiary" means:
           -----------------------

          (a)  each Project Subsidiary of the Borrower which is so designated in
     Schedule 1.1-F;

          (b) each Project Subsidiary which is created or acquired by the Borrower subsequent to the date of this Agreement and which shall be designated by resolution of the Board of Directors of the Borrower and by notice to the Agent at the time of such creation or acquisition as an Unrestricted Subsidiary; and

          (c) any other Subsidiary of the Borrower which shall be irrevocably redesignated by resolution of the Board of Directors of the Borrower and notice to the Agent as an Unrestricted Subsidiary, provided that the
                                                        --------
     Required Lenders shall have consented in writing to such redesignation.

          Any Unrestricted Subsidiary described in clause (a) or (b) above may be irrevocably redesignated by resolution of the Board of Directors of the Bor-rower and notice to the Agent as a Restricted Subsidiary, provided that, the
                                                          --------
Borrower shall not so redesignate any such Subsidiary unless on the date on which the Borrower proposes to make any such redesignation, and after giving effect thereto, no Default shall have occurred and be continuing. All Liens, Debt and Investments and other obligations of an Unrestricted Subsidiary which is redesignated a Restricted Subsidiary shall be deemed to be incurred or made at the time of such redesignation.

          An Unrestricted Subsidiary may not itself have Subsidiaries, unless such Subsidiaries qualify as, and are designated as, Unrestricted Subsidiaries pursuant to clause (a), (b) or (c) above.

          "Voting Power" means, with respect to securities issued by any Person,
           ------------
the combined voting power of all securities of such Person which are issued and outstanding at the time of determination and which are entitled to vote in the election of directors of such Person, other than securities having such power only by reason of the happening of a contingency.

          "Water Companies" means Jamaica Water Securities Corp., Jamaica Water
           ---------------
Supply Company and Sea Cliff Water Company, collectively, but only so long as they are Subsidiaries of the Borrower.

          "Water Company Investments" shall mean Investments made by the Company
           -------------------------
and its Restricted Subsidiaries in the Water Companies subsequent to December 31, 1991.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of
           ------------
ERISA.

          "Wholly-Owned" means, with respect to any Subsidiary, that all of the
           ------------
shares of stock entitled, under ordinary circumstances, to vote for the elec-tion of directors of such Subsidiary (other than directors' qualifying shares) are owned by a single Person.

          "Withdrawal Liability" has the meaning given such term under Part 1 of
           --------------------
Subtitle E of Part IV of ERISA.

          SECTION 1.2.  Computation of Time Periods.  In this Agreement in the
                        ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          SECTION 1.3.  Accounting Terms and Computation of Financial
                        ---------------------------------------------
Information.
- - - - - - - - - -----------

          (a) GAAP.  All accounting terms not specifically defined herein shall
              ----
be construed in accordance with GAAP.

          (b) GAAP for Financial Covenants.  All computations determining
              ----------------------------
compliance with financial covenants or terms, including definitions used therein, shall be made in accordance with generally accepted accounting principles in effect at the time of preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Agent pursuant to Section 5.1(o). If at any time the computations for determining compliance with financial covenants or provisions relating thereto utilize generally accepted accounting principles different than those being utilized on the date of this Agreement, the parties hereto agree to enter into good faith negotiations promptly in order to modify such financial covenants or provisions so that they shall have substantially the same economic meaning as such financial covenants or provisions have on the date of this Agreement.

          (c) Certain Accounting Principles.  All references herein to "the
              -----------------------------
Borrower and its Restricted Subsidiaries" for the purposes of computing the con-solidated financial position, results of operations or other balance sheet or financial statement items shall be deemed to include only the Borrower and its Restricted Subsidiaries as separate legal entities (and all such computations shall be adjusted for minority interests, as appropriate) and, unless otherwise provided herein, shall not include the position, operations or other such items of any other Person, whether by way of the equity method of accounting or otherwise (whether or not, in any particular instance, such accounting treatment would be in accordance with GAAP). For purposes of determining operating results, net worth or assets of the Borrower or any Subsidiary, no such results, net worth or assets shall be included in any computation hereunder to the extent the assets involved are located in countries which impose currency controls or other restrictions on the repatriation of funds to the United States, except those which in practice do not materially impede the remission of such funds to the United States.

          SECTION 1.4.  Construction.  References herein to the plural form
                        ------------
include the singular, and the singular include the plural; the word "including" is not limiting; and the word "or" is not exclusive. The words "hereof," "herein," "hereby" and "hereunder" refer to this Agreement as a whole (but not to the Original Credit Agreement) and not to any particular provision of this Agreement. Article, section, exhibit and schedule references are to articles and sections of, and exhibits and schedules to, this Agreement, unless otherwise expressly indicated.


                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS
                       AND THE FACILITY LETTERS OF CREDIT

          SECTION 2.1.  The Facility.
                        ------------

          (a) Loans.  Each Lender severally agrees, upon the terms and subject
              -----
to the conditions hereinafter set forth, to make loans to the Borrower from time to time on any Business Day during the period from the Restatement Effective Date until the Termination Date, in an amount which does not exceed the lesser of (I) such Lender's Available Commitment or (II) such Lender's Pro Rata Share of the Facility in effect at such time. No Lender shall be obligated to make any Loan to the Borrower in excess of the amount described in this Section 2.1(a). The aggregate amount of (i) the Outstanding Loans and (ii) all Facility Letter of Credit Obligations shall in no event, at any time, exceed the amount of the then-effective Facility. Each Borrowing (i) shall be in an aggregate amount not less than $5,000,000 and in integral multiples of $500,000 in excess thereof, and (ii) shall consist of Loans made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of the Facility and each Lender's Commitment, and subject to the limits referred to above, the Borrower may borrow under this Section 2.1(a), prepay pursuant to
Section 2.8(a) and reborrow under this Section 2.1(a). No Lender shall be required to make any further Loans under the Original Credit Agreement. All Loans shall be denominated in Dollars.

          (b)  Notes.  Each Lender's Loan shall be evidenced by promissory
               -----
notes, substantially in the form of Exhibit A hereto (each a "Note" and
                                                              ----
collectively the "Notes"), executed and delivered by the Borrower, each such
                  -----
Note delivered to a Lender to be payable to the order of such Lender and to be dated the date hereof (or (i) in the case of any Note issued to an Additional Lender, the date of the Additional Lender Agreement of such Additional Lender and (ii) in the case of a Note or Notes issued pursuant to Section 8.7(c), the date of issuance thereof) and to be in the amount of such Lender's Commitment on the Restatement Effective Date (or in the case of an Additional Lender, such Additional Lender's Commitment specified in its Additional Lender Agreement);

provided, however, that until a Lender receives such Note from the Borrower,
- - - - - - - - - --------  -------
such Lender's Loan shall be evidenced by the promissory note (the "Original
                                                                   --------
Note") delivered to such Lender
by the Borrower pursuant to the Original Credit Agreement. The Borrower hereby authorizes each Lender to record the date and amount of each Loan made by such Lender to the Borrower (including the amounts of such Loans outstanding on the Restatement Effective Date), and the date and amount of each payment or prepayment of the principal thereof, on the schedule attached to the Note issued to such Lender (or a continuation of such schedule) and hereby agrees that each such notation shall constitute prima facie evidence of the accuracy thereof;
                               ----- -----
provided, however, that failure by a Lender to make such notation shall not
- - - - - - - - - --------  -------
affect the obligation of the Borrower to repay all Loans made by such Lender to the Borrower, together with all interest thereon; or any other obligation of the Borrower to such Lender hereunder or under the Note issued to such Lender.

          (c) Facility Letters of Credit.
              --------------------------

             (i) The Borrower may request the Issuing Bank, on the terms and conditions hereinafter set forth, and in the manner provided in Section 2.3(a), to issue, and the Issuing Bank shall, if so requested, issue letters of credit in Dollars for the account of the Borrower from time to time on any Business Day from the Restatement Effective Date until 60 days before the Termination Date (or, if the Termination Date occurs as a result of termination in whole of the Commitments pursuant to Section 2.5, until notice thereof is given by the Borrower pursuant to Section 2.5). Facility Letter of Credit Obligations shall not at any time exceed in the aggregate the lesser of (I) $50,000,000 (the "Letter of Credit Facility") and (II)
                                         -------------------------
     together with all Third Party Letter of Credit Obligations (other than trade letters of credit, except to the extent of unpaid reimbursement obligations with respect thereto), $100,000,000; provided, however, that
                                                      --------  -------
     Third Party Letter of Credit Obligations other than in connection with Insurance Letters of Credit may not at any time exceed $15,000,000. No Facility Letter of Credit shall be issued if the maximum amount available for drawing under such proposed Facility Letter of Credit, when added to the other Facility Letter of Credit Obligations then outstanding, would exceed the lesser of (A) the Letter of Credit Facility or (B) the Available Facility Amount then in effect, or if the issuance thereof would result in a violation of the immediately preceding sentence of this clause (i). Each Facility Letter of Credit shall be deemed to utilize the Facility in an aggregate amount equal to the sum of (x) the amount available from time to time for drawing thereunder (assuming compliance with all conditions to drawing) and (y) all unpaid Reimbursement Obligations relating thereto.

             (ii) No Facility Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (x) 364 days (or, in the case of Trade Letters of Credit, 180 days) from the issuance thereof or (y) 10 days before the Termination Date.

             (iii) Immediately upon the issuance of each Facility Letter of credit (including letters of credit issued pursuant to Article III of the Original Credit Agreement), the Issuing Bank (or the LOC Bank in the Original Credit Agreement) shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case, except as expressly provided herein, irrevocably and without any further action by any party, an undivided interest and participation in any such Facility Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agree-ment in respect thereof in an amount equal to the Lender's Pro Rata Share of (A) the maximum amount available to be drawn under such Facility Letter of Credit (assuming compliance with all conditions to drawing) plus (B) all interest accrued and unpaid on the Reimbursement Obligations with respect to such Facility Letter of Credit; provided, however, that no Lender shall
                                        --------  -------
     be obligated to purchase or be deemed to have purchased any participating interest in any such Facility Letter of Credit if such Lender notifies the Issuing Bank and the Agent in writing, prior to the issuance of such Facility Letter of Credit, of the existence of any circumstance described in Section 2.1(c)(iv) with respect to such Lender.

             (iv) In addition to satisfaction of the conditions precedent set forth in Sections 3.1 and 3.2 hereof, the Issuing Bank shall not be obli-gated to issue any Facility Letter of Credit hereunder if, as of the proposed date of issuance of such Facility Letter of Credit, any order, judgment or decree of any governmental authority, central bank or comparable agency shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the Facility Letter of Credit or any Lender from participating in such Facility Letter of Credit or any law, rule or regulation applicable to the Issuing Bank or any Lender or change therein or any change in the interpretation thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or any request or directive (whether or not having the force of law) from any governmental authority, central bank or comparable agency with jurisdiction over the Issuing Bank or any Lender, shall prohibit or otherwise prevent the Issuing Bank from issuing letters of credit generally or such Facility Letter of Credit, or prohibit or otherwise prevent such Lender from participating in letters of credit generally or such Facility Letter of Credit, or shall impose upon the Issuing Bank or such Lender with respect to that Facility Letter of Credit any restriction or unreimbursed reserve requirement not in effect on the Restatement Date or any unreimbursed cost or expense which was not applicable, in effect or known to the Issuing Bank or such Lender on or as of the Restatement Date and which the Issuing Bank or such Lender in good faith deems materially adverse to it in respect of circumstances known to it as of the Restatement Date.

             (v) Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Facility Letters of Credit under this Section 2.1(c), repay any Reimbursement Obligations and any Loans resulting from drawings thereunder pursuant to Section 2.3(b) and request the issuance of additional Facility Letters of Credit under this Section 2.1(c).

          SECTION 2.2.  Making of the Loans.
                        -------------------

          (a)  Notice of Borrowing.
               -------------------

             (i) Each Borrowing shall be made on notice, given not later than 12:00 noon (New York City time) on the Business Day prior to the date of the proposed Borrowing by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telex, telecopier or cable.

             (ii) Each notice of a Borrowing shall be made by telephone and promptly confirmed in writing by telex, telecopier or cable, in substantially the form of Exhibit B hereto (a "Notice of Borrowing"),
                                                    -------------------
     specifying therein the requested (A) date of such Borrowing and (B) aggregate amount of such Borrowing. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing, the applicable conditions set forth in Section 3.2 including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or redemption of deposits or other funds acquired by such Lender to fund its ratable portion of such Borrowing when such Borrowing, as a result of such failure, is not made on such date.

          (b) Authorized Persons.  The Borrower shall notify the Agent in
              ------------------
writing of the names of its officers and employees authorized to request Loans on behalf of the Borrower and shall provide the Agent with a specimen signature of each such officer or employee. The Agent shall be entitled to rely conclusively on such officer's or employee's authority to request Loans on behalf of the Borrower until the Agent receives written notice to the contrary.

          (c)  Funding.  Each Lender shall, before 12:00 noon (New York City
               -------
time) on the date of such Borrowing, make available to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and the Agent's good faith determination that the conditions set forth in Article III have been fulfilled, the Agent will make such funds available to the Borrower by crediting the Borrower's Account. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrow-ing in accordance with this Section 2.2(c), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such rat-able portion available to the Agent, such Lender and the Borrower severally agree to pay or repay to the Agent, forthwith on demand, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Loans comprising such Borrowing and (ii) in the case of such Lender, an interest rate per annum equal to the Agent's cost of funds advanced to the Borrower, as certified to such Lender by the Agent. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (d) Several Obligations.  The failure of any Lender to make the Loan
              -------------------
to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrow-ing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

          (e) Termination of Swingline Commitments.  On the Restatement Date,
              ------------------------------------
the "Swingline Commitments" (as defined in the Original Credit Agreement) shall terminate permanently.

          SECTION 2.3.  Issuance of and Other Provisions in Regard to Facility
                        ------------------------------------------------------
Letters of Credit.
- - - - - - - - - -----------------

          (a) Request for Issuance.
              --------------------

              (i) Each Standby Letter of Credit shall be issued or amended upon notice, given not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed issuance or amend-ment of such Standby Letter of Credit, by the Borrower to the Issuing Bank and the Agent and the Agent shall provide each Lender with prompt notice thereof by telex, telecopier or cable. Each Trade Letter of Credit shall be issued or amended upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank (and the Borrower shall provide prompt notice thereof to the Agent, which shall promptly provide notice thereof to the Lenders) providing for the issuance or amendment of such Trade Letter of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a

     "Trade Letter of Credit Agreement"), provided that if any such terms and
     ---------------------------------    --------
     conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Facility Letter of Credit (a

     "Notice of Issuance") shall be by telex, telecopier or cable, specifying
     -------------------
     therein, in the case of a Standby Letter of Credit, the requested (A) date of such issuance (which shall be a Business Day), (B) whether such Facility Letter of Credit is an Insurance Letter of Credit, (C) maximum amount of such Facility Letter of Credit, the aggregate amount of all Third Party Letter of Credit Obligations on such date and the aggregate amount of Third Party Letter of Credit Obligations other than in connection with Insurance Letters of Credit on such date, (D) expiration date of such Facility
     Letter of Credit, (E) name and address of the beneficiary of such Facility Letter of Credit and (F) form of such Facility Letter of Credit and, in the case of a Trade Letter of Credit, such other information as shall be re-quired pursuant to the relevant Trade Letter of Credit Agreement. Subject to the terms of this Section 2.3 and Section 2.1(c), if the requested terms of such Facility Letter of Credit are reasonably acceptable to the Issuing Bank, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Facility Letter of Credit available to the Borrower at its office referred to in Section 8.2 or as otherwise agreed with the Borrower in connection with such issuance.

              (ii) The Issuing Bank shall furnish (A) to the Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Facility Letters of Credit issued during the previous week and drawings during such week under all Facility Letters of Credit and
     (B) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Facility Letters of Credit issued during the preceding month and drawings during such month under all Facility Letters of Credit and setting forth such Lender's participation therein.

          (b)  Drawing and Reimbursement.
               -------------------------

              (i) The Borrower shall reimburse the Issuing Bank for each amount that the Issuing Bank pays in respect of any draft drawn under any Facility Letter of Credit not later than 11:00 A.M. on the second Business Day after payment of such amount by the Issuing Bank under such Facility Letter of Credit (each such obligation of the Borrower to reimburse the Issuing Bank in respect of a drawing under a Facility Letter of Credit, a

     "Reimbursement Obligation").  Each Reimbursement Obligation owing with
     -------------------------
     respect to any drawing under any Facility Letter of Credit shall bear interest, for the account of the Issuing Bank, from the date of payment of such drawing by the Issuing Bank under such Facility Letter of Credit at the interest rate for Loans calculated in accordance with Section 2.7(a) until the date which occurs two (2) Business Days after the date of such payment by the Issuing Bank, and thereafter, until the date on which such Reimbursement Obligation is paid in full (whether by the Borrower or by the Lenders pursuant to Section 2.3(b)(ii)), at the interest rate for past due Loans calculated in accordance with Section 2.7(b). Accrued interest on any unpaid Reimbursement Obligation shall be due and payable on the date that such Reimbursement Obligation is due and payable and thereafter on demand. All payments of Reimbursement Obligations shall be accompanied by interest accrued thereon.

              (ii) In the event that a Reimbursement Obligation is not paid by the Borrower by 11:00 a.m. (New York City time) on the date on which it is due and payable by the Borrower pursuant to Section 2.3(b)(i), the Issuing Bank shall promptly notify the Agent and the Agent shall promptly notify each Lender. Each Lender shall, on the first Business Day following such notification, make a Loan which shall be used to repay the applicable portion of the Reimbursement Obligation with respect to such Facility Letter of Credit and all accrued interest thereon (or, if an Event of Default described in Section 6.1(e) has occurred, each Lender shall pay the purchase price for its participating interest), in an amount equal to the amount of its participation in the Reimbursement Obligation relating to such drawing, and all interest accrued on such Reimbursement Obligation, for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Section 2.1(a),
     Section 2.2 or Article III) and shall make available to the Agent for the account of the Issuing Bank, by deposit to the Agent's Account by 12:00 noon (New York City time), in same day funds, the amount of such Loan or amount of the purchase price of such participating interest.

              (iii) Promptly after the Issuing Bank receives a payment from the Borrower on account of a Reimbursement Obligation with respect to a drawing under a Facility Letter of Credit as to which the Issuing Bank has received the proceeds of any Loans (or purchases of participating interests) made by the Lenders pursuant to this Section 2.3(b), it shall promptly pay to the Agent, and the Agent shall promptly pay to each Lender that made a Loan (or paid the purchase price for its participating interest) to fund its participating interest in such Facility Letter of Credit, an amount equal to such Lender's Pro Rata Share of the amount of such payment received by the Issuing Bank from the Borrower.

              (iv) In determining whether to pay any draft drawn under any Facility Letter of Credit, the Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Facility Letter of Credit. No action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted to be taken in the absence of willful misconduct or gross negli-gence, shall result in any liability of the Issuing Bank to any Lender.

              (v) The obligations of each Lender to make a Loan to fund its participating interest (or to pay the purchase price for its participating interest) in a Facility Letter of Credit under this Section 2.3(b) shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

              (A) failure of the Borrower to satisfy any otherwise applicable condition to such Lender's obligation to make a Loan set forth in Article III;

              (B) any lack of validity or enforceability of the Original Credit Agreement, this Agreement or any of the other Loan Documents;

              (C) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender or any other Person, whether in connection with the Original Credit Agreement, this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions;

              (D) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (E) the surrender or impairment of any security for the per-formance or observance of any of the terms of any of the Loan Documents; or

              (F) (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement by the Borrower or any other Lender; or (v) any other circumstance, hap-pening or event whatsoever, whether or not similar to any of the fore-going.

          (vi) If any payment received on account of any Reimbursement Obligation with respect to a Facility Letter of Credit and distributed to a Lender as a participant therein under this Section 2.3(b) is thereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding relating to the Borrower, each Lender that received such distribution shall, upon demand by the Issuing Bank through the Agent, pay to the Issuing Bank such Lender's Pro Rata Share of the amount so set aside, avoided or recovered.

          (c)  Obligations Absolute.  The obligations of the Borrower under this
               --------------------
Agreement, any Trade Letter of Credit Agreement and any other agreement or instrument relating to any Facility Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement, such Trade Letter of Credit Agreement and such other agreement or instrument under all circumstances. As between the Borrower and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of such Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank, any Lender nor any of their officers or directors shall be responsible:

              (i) for any lack of validity or enforceability of the Original Credit Agreement, this Agreement, any Trade Letter of Credit Agreement, any Facility Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");
                                 ---------------------

              (ii) for any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Facility Letters of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Docu-ments;

              (iii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

              (iv) for the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Facility Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

              (v) for the use that may be made of any Facility Letter of Credit or acts or omissions of any beneficiary or transferee in connection therewith, including, without limitation, the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit;

              (vi) for any certificate or any other document presented under a Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (vii) for payment by the Issuing Bank under a Facility Letter of Credit against presentation of documents that do not comply with the terms of the Facility Letter of Credit, including, without limitation, failure of such documents to bear any reference or adequate reference to the Facility Letter of Credit; or

              (viii) for any other circumstances whatsoever in making or fail-ing to make payment under any Facility Letter of Credit.

          In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without re-sponsibility for further investigation, regardless of any notice or information to the contrary. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder, but the Issuing Bank shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct to the extent of any direct, but not any consequential, damages.

          (d)  Compensation.
               ------------

              (i) The Borrower shall pay to the Agent for the ratable accounts of the Lenders a fee (a "Letter of Credit Fee") on the maximum amount
                              --------------------
     available for drawing under all outstanding Facility Letters of Credit, (A) prior to the Restatement Date, at the rate specified in Section 3.4 of the Original Credit Agreement and (B) on and after the Restatement Date at a rate equal to two percent (2%) per annum, payable monthly in arrears on the first Business Day of each month, commencing October 1, 1992, and on the Termination Date.

              (ii) The Borrower shall pay to the Issuing Bank, for its own account, such issuance, opening, transfer fees and other fees and charges in connection with the issuance and administration of each Facility Letter of Credit as the Borrower and the Issuing Bank shall agree.

          SECTION 2.4.  Fees.
                        ----

          (a)  Commitment Fee.  The Borrower shall pay to the Agent for the
               --------------
ratable accounts of the Lenders a commitment fee (the "Commitment Fee") on the
                                                       --------------
average daily unused portion of each Lender's Commitment (provided that for purposes only of this Section 2.4(a) the undrawn portion of outstanding Facil-ity Letters of Credit shall constitute a utilization of the Facility, (i) prior to the Restatement Date, at the rate and otherwise in accordance with the terms of Sections 2.3 and 2A.3 of the Original Credit Agreement and (ii) from the Restatement Date, in the case of each Lender that is a signatory hereto, and from the effective date specified in the Assignment and Acceptance or Additional Lender Agreement pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date at the rate of 0.375% per annum, payable monthly in arrears on the first Business Day of each month, commencing October 1, 1992, and on the Termination Date.

          (b)  Agent's Fee.  The Borrower shall pay to the Agent, for its own
               -----------
account, on the Restatement Date, a fee (the "Agent's Fee") in the amount provided in a separate letter agreement between the Borrower and the Agent.

          (c)  Co-Lead Managers' Fee.  The Borrower shall pay to each Co-Lead
               ---------------------
Manager, for its own respective account, on the Restatement Date, a fee (the

"Co-Lead Managers' Fee") in such amount as provided in a separate letter
- - - - - - - - - ----------------------
agreement among the Borrower, the Agent and the Co-Lead Managers.

          (d)  Participation Fees.  The Borrower shall pay to the Agent for the
               ------------------
account of each Lender (including the Agent and the Co-Lead Managers in their capacity as Lenders), a fee (the "Participation Fee") on or prior to the
                                  -----------------
Restatement Date in the amount of one percent (1%) of the Commitment of such Lender under this Agreement.

          (e)  Payment; Fees Fully Earned.  Commitment Fees, Participation Fees,
               --------------------------
Co-Lead Managers' Fees and the Agent's Fee shall be payable to the Agent, for its own account or the account of the Co-Lead Managers or Lenders, as the case may be, at the Agent's Account, in immediately available funds. All Fees shall be fully earned on the date such Fees become payable pursuant hereto and, when paid, shall be non-refundable.

          SECTION 2.5.  Reduction of Commitments.
                        ------------------------

          (a)  Mandatory Reductions.  (i)  The Facility shall automatically be
               --------------------
reduced to $160,000,000 on January 5, 1993, $135,000,000 on April 15, 1993 and
$100,000,000 on June 30, 1993. If the amount of the Facility on any Reduction Date is less than the amount specified for such Reduction Date above, the Facility shall remain at such lower amount. Each Reduction of the Facility shall be applied ratably to reduce the Commitment of each Lender.

          (ii) Upon any issuance by the Borrower or any of its Restricted Subsidiaries of any equity or debt securities (other than securities issued by the Borrower or its Wholly-Owned Restricted Subsidiaries to the Borrower or its Wholly-Owned Subsidiaries) or upon the incurrence by the Borrower or any of its Restricted Subsidiaries of any Funded Debt (other than Funded Debt incurred by the Borrower or its Wholly-Owned Restricted Subsidiaries owing to the Borrower or its Restricted Subsidiaries), the Facility shall be reduced by an amount equal to (i) 100% of the amount of the Net Cash Proceeds received from the issuance of any such debt securities or Funded Debt and (ii) 50% of the Net Cash Proceeds received from the issuance of such equity securities (including the convertible preferred stock to be issued by the Borrower to Wheelabrator Technologies Inc. ("WTI") in connection with the sale by the Borrower to WTI of certain
  ---
Subsidiaries of the Borrower), such reduction to be applied ratably to reduce the Commitment of each Lender.

          (iii) Upon any sale, lease, transfer or other disposition by the Borrower or its Subsidiaries of any of their assets (other than any such disposition permitted by clauses (A) through (E) of Section 5.2(e)(i), the Facility shall be permanently reduced by an amount equal to the Net Cash Proceeds realized from such sale, transfer or other disposition; provided,
                                                                 --------
however, that if such Net Cash Proceeds are required by any Funded Debt
- - - - - - - - - -------
Agreement in effect on the date hereof to be applied ratably to the Funded Debt of the Borrower or its Subsidiaries (including its Debt hereunder), the reduction in the Facility shall be equal to the portion of such Net Cash Proceeds available for application to the Loans pursuant to such ratable application to Funded Debt; provided further, that no such reduction of the
                            ----------------
Facility under this Section 2.5(a)(iii) shall be required with respect to any sale, transfer or other disposition of assets occurring after the Facility has been reduced to $100,000,000 or less. Notwithstanding the foregoing, upon any sale, lease, transfer or other disposition of the assets or shares of the Water Companies, the Facility shall be reduced (so long as it exceeds $100,000,000) by the Net Cash Proceeds of such disposition available for application to the Loans after the application of such Net Cash Proceeds to (A) payments in respect of any Debt or preferred stock of the Water Companies, now or hereafter outstanding, required to be made by the instruments or agreements governing such Debt or preferred stock and (B) the pro rata application of the balance of such
                                    --- ----
Net Cash Proceeds to Funded Debt of the Borrower and its Subsidiaries (other than the Water Companies) to the extent required by any applicable Funded Debt Agreement existing on the date hereof.

          (b)  Optional Reduction.  The Borrower shall have the right, upon at
               ------------------
least three Business Days' notice to the Agent (which shall provide prompt notice thereof to each Lender), to terminate in whole or reduce ratably in part the unused portions of the Commitments of the Lenders; provided that each
                                                       --------
partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple thereof; provided further, that, for purposes only of determining the
                  ----------------
Borrower's right to terminate or reduce the Commitments, a Facility Letter of Credit that is Fully Secured shall not be deemed to utilize the Facility.

          (c)  Reduction of Letter of Credit Facility.  Reductions in the
               --------------------------------------
Commitments shall simultaneously effect pro rata reductions in the Letter of
                                        --- ----
Credit Facility.

          (d)  Reduction of Outstanding Credit.  If on any Reduction Date the
               -------------------------------
Outstanding Credit exceeds the amount of the Facility, the Borrower shall reduce the Outstanding Credit by first repaying Outstanding Loans and next depositing funds in the L/C Cash Collateral Account to the extent of such excess.

          SECTION 2.6.  Repayment of Loans.
                        ------------------

          The Borrower shall repay the outstanding principal amount of the Loans, together with accrued interest thereon, on the Termination Date.

          SECTION 2.7. Interest.
                       --------

          (a)  Pre-Default Interest.  The Borrower shall pay interest on the
               --------------------
unpaid principal amount of each Loan owing to each Lender from the date of such Loan until such principal amount shall be paid in full, (i) prior to the Restatement Date, at the rate and on the terms specified in the Original Credit Agreement and (ii) on and after the Restatement Date, at a rate per annum equal to the Base Rate in effect from time to time, payable monthly in arrears on the first Business Day of each month and on the date the Commitments are terminated in connection therewith.

          (b)  Default Interest.  Notwithstanding Section 2.7(a), upon the
               ----------------
occurrence and during the continuance of an Event of Default, interest on the unpaid principal amount of each Loan and any unpaid Reimbursement Obligation or any other amount due and owing hereunder shall accrue at a rate per annum equal to the Base Rate as in effect from time to time plus 2% per annum payable on
                                                ----
demand.

          SECTION 2.8.  Prepayments; Deposits in L/C Cash Collateral Account.
                        ----------------------------------------------------

          (a)  Optional Prepayment.  The Borrower may, upon at least one
               -------------------
Business Day's notice to the Agent stating the proposed date and aggregate principal amount of the prepayment and if such notice is given the Borrower shall on such proposed date, prepay the outstanding principal amount of all of the Loans outstanding, in whole or in part in the aggregate amount stated in such notice, without penalty or premium, together with interest accrued to the date of such prepayment on the principal amount prepaid; provided, however, that
                                                         --------  -------
each
partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or in integral multiples thereof.

          (b)  Mandatory Prepayment.
               --------------------

              (i) The Borrower shall, on the date of receipt of Net Cash Proceeds from the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than dispositions of assets expressly permitted by clauses (A) through (E) of Section 5.2(e)(i)), prepay an aggregate principal amount of the Loans equal to 100% of the amount of such Net Cash Proceeds; provided that, if so required by
                                              --------
     the terms of any Funded Debt Agreement in effect on the date hereof, the Borrower may apply such Net Cash Proceeds to the ratable repayment of the Loans and other Funded Debt of the Borrower; provided further, that in the
                                                  -------- -------
     case of any such disposition of the shares or assets of the Water Companies, the Borrower may apply the Net Cash Proceeds of such disposition first to pay the Debt and/or redeem preferred stock of the Water Companies, now or hereafter outstanding, to the extent required by any instrument or agreement governing such Debt or preferred stock and shall apply the balance of such Net Cash Proceeds to the repayment of the Loans as provided in the foregoing provisions of this Section 2.8(b)(i).

              (ii) The Borrower shall, on the date of receipt of Net Cash Proceeds from the incurrence of any Debt of the Borrower or any of its Restricted Subsidiaries (other than Funded Debt permitted by Section 5.2(a)) or the issuance of any debt or equity securities by the Borrower or any of its Restricted Subsidiaries, prepay an aggregate principal amount of the Loans equal to 100% of such Net Cash Proceeds.

              (iii) The Borrower shall, on the date of receipt of Net Cash Proceeds from the transfer of accounts receivable of the Borrower or any of its Subsidiaries pursuant to an Accounts Receivable Financing (other than with respect to any accounts receivable subject to a Lien permitted by this Agreement immediately prior to such transfer), prepay an aggregate principal amount of the Loans equal to 100% of the amount of such Net Cash Proceeds.

          (c)  Deposits in L/C Cash Collateral Account.  If the amount available
               ---------------------------------------
for any mandatory repayment of the Loans required by this Section 2.8 exceeds the aggregate outstanding principal amount of the Loans and all accrued interest thereon, such excess shall be deposited in this L/C Cash Collateral Account to the extent of the Facility Letter of Credit Obligations.

          SECTION 2.9.  Increased Costs, Etc.
                        ---------------------

          (a)  Increased Cost.  Except as to taxes, levies, imposts, deduc-
               --------------
tions, charges or withholdings, if either (i) any change in or in the interpretation of any law or regulation or (ii) the compliance by any Lender or its Lending Office or by the Issuing Bank with any guideline or request from any central bank or other governmental authority, in any case introduced, changed, interpreted or requested after the date hereof (whether or not having the force of law), shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets held by, or letters of credit or guarantees issued by, or deposits in or for the account of, any Lender or the Issuing Bank or (ii) impose on any Lender or the Issuing Bank any other condition relating to this Agreement or such Lender or the Loans made by it or the Issuing Bank or any Facility Letter of Credit issued by it or any Lender's participating interest therein, and the result of any event referred to in clause (i) or (ii) shall be to increase the cost to any Lender of agreeing to make or making, funding or maintaining Loans, or to the Issuing Bank of issuing or maintaining any Facility Letter of Credit or to any Lender of purchasing any participation therein, then the Borrower shall from time to time, upon demand by such Lender or the Issuing Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender or the Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or the Issuing Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b)  Capital.  If any Lender or the Issuing Bank determines that the
               -------
adoption or effectiveness of any treaty, law, rule or regulation in regard to capital adequacy, or any change therein or in the application thereof, or any change in the interpretation or administration thereof by any central bank or other governmental or monetary authority charged with the interpretation or administration thereof, or compliance by such Lender or either of its Applicable Lending Offices or the Issuing Bank, or any corporation controlling such Lender or the Issuing Bank, with any interpretation, directive, request, order or decree in regard to capital adequacy (whether or not having the force of law) by any such central bank or other governmental or monetary authority, including, without limitation, any guideline contemplated by the report dated July, 1988 entitled "International

Convergence of Capital Management and Capital Standards" issued by the Bank Committee on Banking Regulations and Supervisory Practices, has or would have the effect of reducing the rate of return on the capital of or maintained by such Lender, the Issuing Bank or any corporation controlling the Lender or the Issuing Bank as a consequence of such Lender's Loans or Commitment hereunder (including, without limitation, its obligation to make Loans to fund its participating interest in Facility Letters of Credit) or the issuance of Facility Letters of Credit by the Issuing Bank, and other commitments of this type, by increasing the amount of capital required or expected to be maintained by such Lender, the Issuing Bank or any corporation controlling such Lender or the Issuing Bank or otherwise, to a level below that which such Lender, the Issuing Bank or any corporation controlling such Lender or the Issuing Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into account such Lender's, the Issuing Bank's or such corporation's policies with respect to capital adequacy), then the Borrower shall, from time to time, pay to such Lender or the Issuing Bank, upon demand by such Lender or the Issuing Bank (with a copy of such demand to the Agent) such additional amounts as may be specified by such Lender or the Issuing Bank as being sufficient to compensate such Lender or the Issuing Bank for such reduction in return, to the extent that such Lender or the Issuing Bank determines such reduction to be attributable to the existence, issuance or maintenance of such obligations or Loans or Facility Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender or the Issuing Bank shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.10.  Payments.
                         --------

          (a)  Time for Payment.
               ----------------

              (i) The Borrower shall make each payment hereunder not later than 1:00 p.m. (New York City time) on the day when due, in Dollars, to the Agent at the Agent's Account in same day funds for the account of the Lenders. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or Commitment Fees or Letter of Credit Fees ratably (other than amounts payable pursuant to Section 2.9(a), 2.9(b) or 2.11 and amounts payable to the Issuing Bank in respect of Facility Letters of Credit) to the Lenders for the account of their Lending Offices (or any other account specified in writing by any Lender from time to time) and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office (or any other office specified in writing by any Lender from time to time), in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
     Section 8.7(d), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

              (ii) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and any such extension of time shall in such case be included in the computation of payment of interest.

          (b)  Set-Off.  The Borrower hereby authorizes each Lender, if and to
               -------
the extent payment owed to such Lender is not made to the Agent when due hereunder, from time to time to charge to, or set-off against, any or all of the Borrower's accounts with such Lender any amount so due.

          (c)  Computation.  All computations of interest, Fees and Letter of
               -----------
Credit Fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or Letter of Credit Fees are payable. Each determination by the Agent of an interest rate, Fee or commission hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

          (d)  Distribution of Payments.  Unless the Agent shall have received
               ------------------------
notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the inter-est rate per annum certified by the Agent to such Lender to be the Agent's cost of funds with respect to such payment made to such Lender.

          (e)  Interest on Overdue Payment.  Interest on any past due payment
               ---------------------------
shall be payable on demand.


          SECTION 2.11.  Taxes.
                         -----

          (a)  No Withholding.  Any and all payments by the Borrower hereunder
               --------------
shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding,
                                                                   ---------
(i) in the case of each Lender and the Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision or taxing authority thereof or therein, (ii) in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's principal office or Lending Office or any political subdivision or taxing authority thereof or therein and (iii) in the case of each Lender, United States withholding tax payable with respect to payments hereunder under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Initial Date, but
                                                                            ---
not excluding any withholding tax imposed by the United States or any taxing
- - - - - - - - - -------------
authority thereof or therein payable as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this Section 2.11, the term "Initial Date" shall
    -----                                                  ------------
mean, in the case of each Lender signatory hereto June 30, 1990 and, in the case of each Lender other than a Lender signatory hereto, the date of the Assignment and Acceptance or the Additional Lender Agreement, as the case may be, pursuant to which it becomes a Lender. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and
(z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided,
                                                                --------
however, that any such Lender shall use reasonable efforts to designate a
- - - - - - - - - -------
different Lending Office if, in the sole judgment of the Lender, such designation would avoid the need for, or reduce the amount of, any Taxes required to be deducted from or in respect of any sum payable hereunder to any Lender or the Agent and would not, in the sole judgment of such Lender, impose additional costs or legal or regulatory burdens deemed by such Lender to be material or otherwise be deemed by such Lender to be disadvantageous to such Lender. Notwithstanding the foregoing, the Borrower shall have no obligation to pay any amount to or for the account of any Lender or the Agent on account of any Taxes pursuant to this Section 2.11 to the extent such amount results from the failure of any Lender or the Agent to deliver to the Borrower and the Agent (upon re-quest therefor pursuant to clause (ii) below), on or before the date payment is due by the Borrower to such Lender or the Agent, two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or any successor applicable form, as the case may be, certifying that the Lender or the Agent is entitled to receive such payments without deduction or withholding of United States Federal income taxes, if either such form or successor form would be applicable (except for any failure or inability to make such delivery and certi-fication by reason of a change in law after the Initial Date). Such form, certificate or document will be provided by each such Lender (without consequence for non-delivery except as set forth above) (i) as is required by law due to a change in the factual circumstances of any such Lender (but not due to a change in applicable law) and (ii) from time to time after the Initial Date as reasonably requested by either the Borrower or the Agent.

          (b)  Other Taxes.  In addition to making all payments to be made
               -----------
hereunder free and clear of Taxes, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any Loan Document or from the execution, delivery or registration filing, or recording of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").
                             -----------

          (c)  Indemnity.  The Borrower will indemnify each Lender and the Agent
               ---------
for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that, in the event such Lender or the
                               --------
Agent, as the case may be, successfully contests the assessment of such Taxes or Other Taxes or any liability arising therefrom or with respect thereto, such Lender or Agent shall refund, to the extent of any refund thereof made to such Lender or Agent, any amounts paid by the Borrower under this Section 2.11(c) in respect of such Taxes, Other Taxes or liabilities arising therefrom or with respect thereto. Each Lender and the Agent agrees that it will contest such Taxes, Other Taxes or liabilities (at the expense of the Borrower) if (i) the Borrower furnishes to it an opinion of reputable tax counsel acceptable to such

Lender or the Agent to the effect that such Taxes or Other Taxes were wrong-fully or illegally imposed and (ii) such Lender or the Agent determines, in its sole discretion, that it would not be disadvantaged or prejudiced in any manner whatsoever as a result of such contest. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

          (d)  Evidence of Payment.  Within 30 days after the date of any
               -------------------
payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.2, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrower will furnish to the Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes; provided, however, that such certificate or opinion
                         --------  -------
need only be given if: (i) the Borrower makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United States Person. For purposes of this Section 2.11 the terms "United States" and "United States Person" shall have the meanings set forth in
Section 7701 of the Code.

          (e)  Change in Lending Office.  If a Lender shall change its Lending
               ------------------------
Office, such Lender shall not be entitled to receive any greater payment under this Section 2.11 than such Lender would have been entitled to receive if it had not changed its Lending Office, unless such change was made at the request of the Borrower or at a time when the circumstances giving rise to such greater payment did not exist.

          (f)  Survival of Covenant.  Without prejudice to the survival of any
               --------------------
other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall survive the payment in full of principal and interest hereunder.

          SECTION 2.12.  Sharing of Payments, Etc.  If any Lender shall after
                         -------------------------
the date hereof obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it (other than pursuant to Section 2.9(a), 2.9(b), 2.11 or 2.13, and payments to the Issuing Bank in respect of Facility Letters of Credit) in excess of its ratable share of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them;

provided, however, that if all or any portion of such excess payment is
- - - - - - - - - --------  -------
thereafter recovered from such
purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so pur-chasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.13.  Use of Proceeds.  The proceeds of the Loans shall be
                         ---------------
used for general corporate purposes and to provide working capital for the Borrower and its Subsidiaries and to pay Reimbursement Obligations and, to the extent that on the Restatement Effective Date the Loans of any Lender, including the "Swingline Loans" of the "Swingline Banks" (as such terms are defined in the Original Credit Agreement) exceed their Pro Rata Share of all Loans then out-standing, to repay such excess. No part of the proceeds of any Loan or Facility Letter of Credit shall be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose or for any other pur-pose which otherwise violates the Margin Regulations.

          SECTION 2.14.  Pro Rata Treatment.  Except to the extent otherwise
                         ------------------
provided herein, (i) each Borrowing shall be requested from the Lenders, pro
                                                                         ---
rata according to their respective Pro Rata Shares of the Facility, (ii) each
- - - - - - - - - ----
termination or reduction of the Facility shall be applied to the respective Commitments of the Lenders pro rata according to their respective Pro Rata
                           --- ----
Shares and (iii) each payment or prepayment by the Borrower of principal or interest of any Loans shall be made for the account of the Lenders pro rata
                                                                   --- ----
according to their respective Pro Rata Shares.

          SECTION 2.15.  Evidence of Debt; Loan Accounts.
                         -------------------------------

          (a)  Evidence of Debt.  Prior to the Restatement Effective Date, all
               ----------------
Loans of each Lender shall be evidenced by the promissory note issued to such Lender pursuant to this Original Credit Agreement. From and after the Restate-ment Effective Date, all Loans of each Lender shall be evidenced by the Note issued to such Lender pursuant to Section 2.1(b) hereof.

          (b)  Maintenance of Loan Accounts.  Each Lender shall maintain in
               ----------------------------
accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c)  Agent's Register.  The Register maintained by the Agent pursuant
               ----------------
to Section 8.7(c) shall include a control account, in which account shall be recorded (i) the date and amount of each Borrowing made and Facility Letter of Credit issued hereunder, (ii) each Assignment and Acceptance and Additional Lender Agreement delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder.

          (d)  Entries Conclusive and Binding.  The entries made in the Register
               ------------------------------
shall be conclusive and binding for all purposes, absent demonstrable error.

          SECTION 2.16.  Increase in the Commitments.  Notwithstanding anything
                         ---------------------------
to the contrary contained in this Agreement, the Facility may be increased by not more than $10,000,000 in the aggregate prior to the Termination Date. Such increase in the Commitments shall be effected solely as follows: one or more banks may become lenders under this Agreement provided that (a) each such bank
                                              --------
is an Eligible Assignee, (b) such bank is approved by the Borrower, the Issuing Bank and the Agent (each such approval not to be unreasonably withheld), (c) the Commitment of such bank hereunder (as set forth in such bank's Additional Lender Agreement referred to below) shall not be less than $5,000,000 and (d) such bank enters into an agreement in writing with the Borrower, the Issuing Bank and the Agent, substantially in the form of Exhibit F hereto (an

"Additional Lender Agreement") which shall specify its Commitment hereunder.
- - - - - - - - - ----------------------------
Upon the execution by the Borrower, the Issuing Bank, the Agent and such bank of such Additional Lender Agreement, such bank shall become and be deemed a party hereunder and a "Lender" hereunder for all purposes hereof and its Commitment hereunder shall be the amount specified in its Additional Lender Agreement.
Each bank which executes and delivers an Additional Lender Agreement and becomes a party hereto and a "Lender" hereunder pursuant to such Additional Lender Agreement shall be referred to herein as an "Additional Lender."
                                                    -----------------
Concurrently with the execution by an Additional Lender of its Additional Lender Agreement, such Additional Lender shall make a Loan hereunder to the Borrower in such amount as shall be necessary to cause the outstanding amount of such Additional Lender's share of the total Loans of all the Lenders to be proportional to such Additional Lender's share of the Commitments. The proceeds of such Loan shall be applied by the Borrower to the partial repayment of the other Lenders' Loans to the extent necessary to effect such proration (and the pro-rata and sharing provisions of Sections 2.12 and 2.14 shall not be applicable to such payment). No bank may become an Additional Lender unless the Borrower, the Issuing Bank and the Agent consent thereto by executing the Additional Lender Agreement signed by such bank (or counterparts thereof), but no consent of any other Lender shall be required therefor. In no event may the Commitment of any Lender be increased by reason of any bank or financial institution becoming an Additional Lender, or otherwise, but the aggregate amount of the Commitments shall be increased by the amount of each Additional Lender's Commitment. Upon any Additional Lender becoming a party hereto, the Agent shall notify each other Lender thereof and shall deliver to each Lender a copy of the Additional Lender Agreement executed by such Additional Lender.


                                  ARTICLE III

                              CONDITIONS PRECEDENT

          SECTION 3.1.  Conditions Precedent to Restatement Effective Date.  The
                        --------------------------------------------------
amendment and restatement of the Original Credit Agreement made hereby (other than the provisions of Article VII and VIII hereof which shall in all events become effective on the Restatement Date) shall not become effective and the Loans, all interest accrued thereon and all other amounts payable hereunder and under the Original Credit Agreement shall be due and payable on September 30, 1992, unless on or before September 30, 1992 (i) the Restatement Date shall have occurred and (ii) the Agent notifies the Borrower and each Lender, pursuant to a notice substantially in the form of Exhibit C hereto (a "Notice of Effective-
                                                         -------------------
ness"), that the Restatement Effective Date has occurred pursuant to notice by
- - - - - - - - - ----
the Agent to the Borrower and the Lenders. The Agent shall deliver such notice only upon its determination that all of the following conditions (other than those which are waived in writing by the Lenders in accordance with the terms hereof) have been satisfied (such determination to be conclusive with respect to each Lender except for any such Lender which notifies the Agent and the Borrower in writing prior to the delivery of the Notice of Effectiveness that a particular condition precedent has not been satisfied, and provided that the delivery of a Notice of Effectiveness shall not constitute a waiver of any misrepresentation, breach or Default by the Borrower hereunder):

          (a)  Diligence Examination.  The Lenders shall have completed a due
               ---------------------
diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders, and no Lender shall have notified the Agent that anything came to the attention of such Lender during the course of such due diligence investigation to lead it to believe (i) that any information provided by or on behalf of the Borrower to any Lender was or has become misleading, incorrect or incomplete in any material respect; or (ii) that the Borrower and its Subsidiaries do not have good title to all material assets (and marketable title to all real property) of the Borrower and its Subsidiaries reflected as owned in any information provided by or on behalf of the Borrower to any Lender; in furtherance (but not in limitation) of their due diligence investigation, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.

          (b)  Delivery of Certain Documents.  The Agent shall have received
               -----------------------------
the following, each dated the date hereof (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified):

               (i) a copy of the certificate of incorporation of the Borrower, each Pledgor and each Principal Subsidiary specified by the Agent and each amendment thereto, certified as of a recent date prior to the date hereof by the Secretary of State of the state of incorporation of the Borrower, such Pledgor and each such Principal Subsidiary as being a true and correct copy thereof;

               (ii) a copy of a certificate of the Secretary of State of the state of incorporation of the Borrower, each Pledgor and each Principal Subsidiary specified by the Agent, dated as of a recent date prior to the date hereof, listing the charter and all amendments thereto of the Borrower, such Pledgor or such Principal Subsidiary, as the case may be, on file in his or her office and certifying that (A) such amendments are the only amendments to the Borrower's, such Pledgor's or such Principal Subsidiary's, as the case may be, charter on file in his or her office,
     (B) to the extent reasonably available in such jurisdiction, the Borrower, such Pledgor or such Principal Subsidiary, as the case may be, has paid all franchise taxes to the date of such certificate and (C) the Borrower, such Pledgor or such Principal Subsidiary, as the case may be, is duly incorporated and in good standing under the laws of such state;

               (iii) to the extent requested by Agent or any Lender, a telegram from the Secretary of State of the state of incorporation of the Borrower, each Pledgor and each Principal Subsidiary specified by the Agent certify-ing that the Borrower, such Pledgor or such Principal Subsidiary, as the case may be, is a corporation legally existing and in good standing in such state on or about the date hereof;

               (iv) certificates of the Borrower, each Pledgor and each Princi-pal Subsidiary specified by the Agent, signed on behalf of the Borrower, such Pledgor or such Principal Subsidiary, as the case may be, by its President or Chief Executive Officer or any Vice President and its Secretary or any Assistant Secretary, dated the date hereof, certifying as to (A) the absence of any amendments to the charter of the Borrower, such Pledgor or such Principal Subsidiary, as the case may be, since the date of the Secretary of State's certificate referred to in Section 3.1(b)(ii), (B) a true and correct copy of the bylaws of the Borrower, such Pledgor or such Principal Subsidiary, as the case may be, as in effect on the date hereof,
     (C) the due incorporation and good standing of the Borrower, such Pledgor or such Principal Subsidiary, as the case may be, as a corporation organized under the laws of its state of incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower, such Pledgor or such Principal Subsidiary, as the case may be, (D) in the case of the Borrower and each Pledgor, the truth in all material respects of the representations and warranties contained in this Agreement or any other Loan Document as though made on and as of the date hereof, (E) in the case of the Borrower, the absence of any event occurring and continuing that constitutes a Default, and (F) the filing by the Borrower and each Principal Subsidiary of all Federal, state and local tax returns required by law to be filed by the Borrower or such Principal Subsidiary on or prior to the date hereof and the timely payment by the Borrower or such Principal Subsidiary of all taxes shown thereon to be due, except to the extent that failure to file such tax returns and pay such taxes would not have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document;

               (v) a certificate of the Secretary or any Assistant Secretary of the Borrower and each Pledgor dated the date hereof certifying (i) as to the adoption of resolutions by the Board of Directors of the Borrower and such Pledgor in the form attached thereto authorizing and approving this Agreement and each other Loan Document to which it is party, and that such resolutions have not been rescinded, modified or amended and remain in full force and effect, and (ii) the names and true signatures of the officers of the Borrower and such Pledgor authorized to sign this Agreement and each other Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

               (vi)  duly executed copies of this Agreement;

               (vii) duly executed Notes to be issued to the Lenders in substitution for the promissory notes delivered to the Banks under the Original Credit Agreement;

               (viii) such financial, business and other information regarding the Borrower and its Subsidiaries as any Lender shall have reasonably re-quested, including, without limitation, (A) information as to possible contingent liabilities, tax information, environmental information, obliga-tions under ERISA, collective bargaining agreements and other arrangements with employees, (B) audited consolidated financial statements for the period ended December 31, 1991 for the Borrower and its Restricted Subsidiaries, (C) interim consolidated financial statements for the Borrower and its Restricted Subsidiaries dated the end of the fiscal quarter ended June 30, 1992, a schedule of the outstanding amount of Restricted Investments existing on such date and reasonably detailed calculations of the Integrated Debt and Lien Basket Amount as of such date (prepared in accordance with the terms of this Agreement as if this Agreement was in full force and effect on such date) and (D) financial projections prepared by management of the Borrower, in form and substance satisfactory to the Lenders, including balance sheets, income statements and cash flow statements for calendar years 1992 and 1993, including selected financial data (consisting of earnings before interest and taxes, capital expenditures, depreciation and working capital items) on an annual basis for the two fiscal years commencing with fiscal year 1992;

               (ix) with respect to each Plan of the Borrower, and any of its respective ERISA Affiliates, the most recent actuarial valuation report for such Plan, if any;

               (x) with respect to each Multiemployer Plan to which the Bor-rower or any of its ERISA Affiliates is (or, within the past five years has been) obligated to contribute, copies of the most recent estimates of potential Withdrawal Liability received by the Borrower or any of its ERISA Affiliates from the sponsor of such Multiemployer Plan, if any;

               (xi) a favorable opinion of Sheldon Cammaker, Esq., Executive Vice President and General Counsel to the Borrower, in substantially the form of Exhibit D, and as to such other matters as any Lender may rea-sonably request; and

               (xii) a favorable opinion of White & Case, special counsel to the Agent, in substantially the form of Exhibit E.

          (c)  Pledge Agreement.  Each Pledgor shall have executed and delivered
               ----------------
to the Agent a pledge agreement, satisfactory in form and substance to the
Agent (a "Pledge Agreement"), pledging to the Agent, and granting to the Agent,
          ----------------
for the benefit of the Agent and the Lenders, a lien upon and a security interest in the stock of each Designated Subsidiary owned by such Pledgor.

          (d)  Pledged Stock Certificates.  Each Pledgor shall have delivered to
               --------------------------
the Agent certificates representing all shares of stock of the Designated Subsidiaries owned by such Pledgor, together with duly executed stock powers with respect thereto.

          (e)  Truth of Representations and Warranties.  The representations
               ---------------------------------------
and warranties contained in each Loan Document are correct in all material respects on and as of the date hereof.

          (f)  No Default.  No Event of Default has occurred and is continuing
               ----------
on the date hereof.

          (g)  No Material Adverse Change.  There shall have occurred no
               --------------------------
material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or that would affect the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document, since June 30, 1992, except as disclosed in the Borrower's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1992.

          (h)  Other Items.  The Agent shall have received such other
               -----------
approvals, opinions or documents as any Lender or the Agent may reasonably request.

          (i)  Payment of Fees and Expenses.  The Borrower shall have paid all
               ----------------------------
fees that are due and expenses (as provided in Section 8.4 and 2.4 and as otherwise agreed between the Borrower and the Agent or the Co-Lead Managers or any Lender) of the Agent, the Co-Lead Managers and the Lenders (including the fees and disbursements of counsel to the Agent), to the extent such fees and expenses have been presented for payment.

          (j)  No Action Against Lenders.  There shall be no action, pro-
               -------------------------
ceeding, governmental investigation or arbitration pending or threatened against any Lender in which an unfavorable decree, order or other determination would, in the opinion of such Lender, enjoin or make unlawful the consummation of the transactions contemplated hereby.

          SECTION 3.2.  Conditions Precedent to Each Borrowing and Issuance.
                        ---------------------------------------------------
The obligation of each Lender to make a Loan or the Issuing Bank to issue a Facility Letter of Credit after the Restatement Date, and the right of the Borrower to request a Loan or the issuance of a Facility Letter of Credit here-under, shall be subject to the further conditions precedent, and the acceptance by the Borrower of the proceeds of such Loans made or its request for the issu-ance of a Facility Letter of Credit shall constitute a representation and warranty by the Borrower, that all of such conditions (other than any such conditions that are waived in accordance with the terms hereof) were satisfied on the date of such Borrowing or issuance:

          (a)  Restatement Effective Date.  The Restatement Effective Date shall
               --------------------------
have occurred.

          (b)  Accuracy of Certain Facts.  The following statements shall be
               -------------------------
true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing and the request for issuance shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

               (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of such Borrowing or issuance (other than any representation and warranty made pursuant to the first sentence of Section 4.1(b)), before and after giving effect to such Borrowing or issuance and to the application of the pro-ceeds therefrom, as though made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be correct in all material respects as of such earlier date);

               (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default;

               (iii) there has occurred no material adverse change in the busi-ness, condition (financial or otherwise), operations, performance or prop-erties or prospects of the Borrower and its Restricted Subsidiaries, taken as a whole, or that would affect the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document since June 30, 1992, except as disclosed in the Borrower's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1992; and

               (iv) for each Loan or issuance of any Facility Letter of Credit, to the best of the Borrower's knowledge, the Available Facility Amount equals or exceeds the amount of any such Loan or Facility Letter of Credit requested to be made or issued after giving effect to (x) the making of any other Loan or issuance of a Facility Letter of Credit requested to be made or issued on such date and (y) the application of the proceeds thereof.

          (c)  Receipt of Notices and Other Items.  The Agent shall have
               ----------------------------------
received a duly completed Notice of Borrowing or Notice of Issuance, as the case may be, and such other approvals, opinions or documents as the Required Lenders or the Agent may reasonably request; provided, however, that the obligation of
                                     --------  -------
each Lender to make a Loan (or to pay the purchase price for its participating interest) pursuant to Section 2.3(b)(ii) shall be absolute and unconditional and such Loan shall be made by such Lender notwithstanding the failure of the Borrower to satisfy any condition set forth in this Section 3.2.

          SECTION 3.3.  Determinations Under Section 3.1.  For purposes of
                        --------------------------------
determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents and holding the position of Vice President or a more senior position shall have received notice from such Lender prior to the Restatement Effective Date specifying its objection thereto and such objection shall not have been withdrawn by notice to the Agent to that effect.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.1.  Representations and Warranties of the Borrower.  The
                        ----------------------------------------------
Borrower hereby represents and warrants as follows:

          (a)  Corporate Existence.  The Borrower (i) is a corporation duly
               -------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified or licensed as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed (except, in each case in this clause (ii), for jurisdictions in which the failure to so qualify or be in good standing would not be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower or on the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Borrower has been validly issued and is fully paid and non-assessable.

          (b)  Subsidiaries; Designated Subsidiaries.  Set forth on Schedule
               -------------------------------------
1.1-D hereto is a complete and accurate list of all of the Subsidiaries of the Borrower, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, identifying each such Subsidiary which is a Project Subsidiary and showing the record owner of each Subsidiary (including each Designated Subsidiary). All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and (other than directors' qualifying shares) is owned by the Borrower or one or more of its Subsidiaries (except as disclosed on Schedule 1.1-D) free and clear of all Liens. Each such Subsidiary (other than those indicated on Schedule 1.1-D as "inactive," each such Subsidiary having assets in an amount not exceeding $50,000, and all such Subsidiaries having assets in an aggregate amount not exceeding $250,000) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified or licensed as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed (except, in each case in this clause (ii), for jurisdictions in which the failure to so qualify or be in good standing would not be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document) and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. No Designated Subsidiary is a "Restricted Subsidiary" for purposes of (and as defined in) any Funded Debt Agreement of the Borrower or any of its Subsidiaries.

          (c)  Corporate Power; Authorization.  The execution, delivery and
               ------------------------------
performance by the Borrower of this Agreement and each other Loan Document to which it is or is to be a party, and the consummation of the other transactions contemplated hereby and thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and all necessary shareholder action, if any, and do not (i) contravene the Borrower's, any Pled-gor's, any Restricted Subsidiary's or any Designated Subsidiary's charter or by-laws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust or lease, or any other contract or instrument binding on or affecting the Borrower, any of its Restricted Subsidiaries or any of their properties, the contravention, violation, conflict, breach, or default with, of or under which would be reasonably likely considered singly and in the aggregate to have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Restricted Subsidiaries. Neither the Borrower nor any of its Restricted Subsidiaries is in contravention of its charter or By-Laws or in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agree-ment, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document.

          (d)  Approvals and Notices.  No authorization or approval or other
               ---------------------
action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or any other Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby or thereby, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect. This Agreement has been, and each other Loan Docu-ment when delivered hereunder will have been, duly executed and delivered by the Borrower.

          (e)  Enforceable Obligations.  This Agreement is, and each other Loan
               -----------------------
Document when delivered hereunder will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

          (f)  Financial Conditions.
               --------------------

               (i) The consolidated and consolidating (presented on a business group basis) balance sheets of the Borrower and its Restricted Sub-sidiaries as at December 31, 1991, and the related consolidated statements of income and retained earnings of the Borrower and its Restricted Subsidiaries for the fiscal period then ended, certified, in the case of the consolidated financial statements, by Ernst & Young, independent public accountants, fairly present the consolidated financial condition of the Borrower and its Restricted Subsidiaries as at such date and the consol-idated results of the operations of the Borrower and its Restricted Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis except, to the extent not on a consistent basis, as disclosed in the notes thereto; the consolidated and consolidating (presented on a business group basis) interim balance sheets of the Borrower and its Restricted Subsidiaries as at June 30, 1992, and the related consolidated statements of income and retained earnings of the Borrower and its Restricted Subsidiaries for the fiscal period then ended, certified by the chief financial officer of the Borrower, fairly present the consolidated financial condition of the Borrower and its Restricted Subsidiaries as at such date and the consolidated results of the operations of the Borrower and its Restricted Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis except, to the extent not on a consistent basis, as disclosed in the notes thereto and subject to normal year-end adjustments, and since June 30, 1992, except as disclosed in the Borrower's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1992, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Restricted Subsidiaries, taken as a whole, or in the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document.

               (ii) Schedule 4.1(f) lists all reports required to be filed by the Borrower with the Securities and Exchange Commission since December 31, 1989 and prior to the date of this Agreement. As of their respective dates, none of such reports contained any untrue statement of a material fact or omitted to state any material fact necessary to make the state-ments therein not misleading. The Borrower will make available to any Lender upon request copies of all documents listed in Schedule 4.1(f). The reports listed in Schedule 4.1(f), taken together, contain (as of their respective dates) a true and correct description of the business, operations and principal properties of the Borrower and its Subsidiaries, taken as a whole as of the date of this Agreement. The reports listed in
     Schedule 4.1(f), taken together, include financial statements of the Borrower and its Subsidiaries for the last three complete fiscal years and any later quarter-year ended over 60 days prior to the date of this Agreement. All such financial statements fairly present the results of operations and changes in financial position for each of such periods and the financial position at the end of such period of the Borrower and its Subsidiaries. All such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto.

          (g)  Future Financial Performance.  The financial projections deliv-
               ----------------------------
ered to the Agent pursuant to Section 3.1(b)(viii)(D) were prepared in good faith in a manner consistent with Borrower's past practices and on the basis of the assumptions stated therein, which assumptions were reasonable in the light of conditions existing at the time of delivery of such projections, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

          (h)  Accuracy and Completeness of Information.  No information,
               ----------------------------------------
exhibit or report furnished by the Borrower to the Agent or any Lender in con-nection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents, as such information, exhibit or report has been amended, supplemented or superseded by any other information, exhibit or report later delivered to the same parties receiving such information, exhibit or report, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of circumstances in which made, not misleading.

          (i)  No Material Litigation.  Except as disclosed in the Borrower's
               ----------------------
quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1992, there is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or, to the best knowledge of the Borrower, threatened before any court, governmental agency or arbitrator (i) that would be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or that would affect the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document, or (ii) that purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby.

          (j)  No Margin Stock.  No proceeds of any Loan made on or after the
               ---------------
date hereof will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (k)  No ERISA Events.  No ERISA Event has occurred which resulted in a
               ---------------
material liability that has not been satisfied or is reasonably expected to occur with respect to any Plan with an Insufficiency in excess of $2,000,000.

          (l)  ERISA Plans.  The most recent Schedule B (Actuarial Information)
               -----------
to the annual report (Form 5500 Series) for each Plan, if any, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, to the best of the Borrower's knowledge, has been prepared by an enrolled actuary in accordance with the standards applicable thereto and fairly presents the funding status of such Plan as of the date set forth therein.

          (m)  No Withdrawal Liability.  Neither the Borrower nor any ERISA
               -----------------------
Affiliate has incurred any unpaid Withdrawal Liability, or is reasonably expected to incur any Withdrawal Liability, to any Multiemployer Plan in excess of $2,000,000 in the aggregate for all Multiemployer Plans.

          (n)  Multiemployer Plans.  Neither the Borrower nor any ERISA
               -------------------
Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and to the best knowledge of the Borrower, no

Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (o)  Other Events.  Neither the business nor the properties of the
               ------------
Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, or other casualty (whether or not covered by insurance) that would be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or that would affect the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document.

          (p)  Environmental Matters.
               ---------------------

               (i) The Borrower and its Subsidiaries have been issued and will maintain all material federal, state, and local permits, licenses, certificates, and approvals required in connection with (a) air emissions,
     (b) discharges to surface water or groundwater, (c) noise emissions, (d) solid or liquid waste disposal, (e) the use, generation, storage, transportation, or disposal of Hazardous Materials, or (f) other environmental, health, or safety matters.

               (ii) Neither the Borrower nor any of its Subsidiaries has re-ceived notice of, or knows of or suspects, facts which might constitute any violations of any Environmental Law with respect to its business, operations, assets, equipment, property, leaseholds, or other facilities which, singly or taken together, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or that would affect the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document.

               (iii) There has been no emission, spill, release, or discharge into or upon (a) the air, (b) soils or any improvements located thereon,
     (c) surface water or groundwater, or (d) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any Hazardous Materials at or from the premises owned or operated by the Borrower or any Subsidiary that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or that would affect the ability of the

     Borrower to perform its Obligations under this Agreement or any other Loan Document.

               (iv) There has been no material complaint, order, directive, claim, citation, or notice by any governmental authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises, (c) noise emissions, (d) solid or liquid waste disposal, (e) the use, generation, storage, transportation, or disposal of Hazardous Materials, or (f) other environmental, health, or safety matters affecting the Borrower or any Subsidiary or their respective business, operations, assets, equipment, property, leaseholds, or other facilities.

               (v) The Borrower has complied, and the operations and prop-erties of the Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws, all Hazardous Materials located on the properties of the Borrower and each of its Subsidiaries or utilized in their operations are utilized and stored in compliance in all material respects with all applicable laws, and neither the Borrower nor any of its Subsidiaries has any liability, contingent or otherwise, under any Environmental Law which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), opera-tions, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or that would affect the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document.

          (q)  Material Contracts.  Neither the Borrower nor any of its Sub-
               ------------------
sidiaries is a party to any contract, indenture, loan or credit agreement or lease or subject to any charter or corporate restriction the performance of its obligations thereunder which would be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document.

          (r)  Payment of Taxes.  The Borrower and each of its Subsidiaries has
               ----------------
filed, or there has been filed on its behalf, or has timely requested an exten-sion to file, or has received an approved extension to file, all tax returns (Federal, State, local and foreign) and reports required to be filed prior to the date of the making of this representation and warranty (and all such returns and reports are true and accurate in all material respects) and has paid all taxes shown to be due and payable thereon or on any assessments made against it or any of its prop-erty, and has paid all other taxes, fees or other charges (including, without limitation, interest, additions to taxes and penalties) (in all cases other than (i) those the amount or validity of which currently is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books and (ii) those which would not have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document) and, to the knowledge of the Borrower and each of its Subsidiaries, no claims are being asserted with respect to any such taxes, fees or other charges (other than (i) those the amount or validity of which currently is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on its books and (ii) those which would not have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document).

          (s)  Investment Company Act; Public Utility Holding Company Act.
               ----------------------------------------------------------
Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Loans, nor the issuance of any Facility Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contem-plated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder. Neither the Bor-rower nor any of its Subsidiaries is subject to regulation under the Federal Power Act or is a "holding company" or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          (t)  Funded Debt Agreements; Existing Debt.  Set forth on Schedule
               -------------------------------------
1.1-C is a complete and accurate list of (i) all Funded Debt Agreements of the Borrower and its Subsidiaries in effect on the date hereof and (ii) all Existing Debt outstanding under each such Funded Debt Agreement and all other Existing Debt of the Borrower and its Restricted Subsidiaries as of the date hereof, in each case showing the principal amount outstanding thereunder.

          (u)  Tax Consolidation.  The Borrower and each of the Borrower's
               -----------------
Restricted Subsidiaries (other than Foreign Subsidiaries) are all members of the "affiliated group" (within the meaning of (S) 1504(a)(1) of the Code) of which the Borrower is the common Parent, and each has consented to the "making of a consolidated return" (as defined in (S) 1501 of the Code).

          (v)  Ownership of Property; Liens.  The Borrower and each of its
               ----------------------------
Restricted Subsidiaries has good and valid title to all its material assets, in each case free and clear of all Liens, other than Liens permitted by this Agreement.


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

          SECTION 5.1.  Affirmative Covenants.  On and after the date hereof, so
                        ---------------------
long as any Loan or Reimbursement Obligation shall remain unpaid, any Facility Letter of Credit shall be outstanding (unless such Facility Letter of Credit is Fully Secured) or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

          (a)  Compliance with Laws, Etc.  Comply, and cause each of its
               --------------------------
Subsidiaries to comply, in all respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and all applicable Environmental Laws, except to the extent that failure to so comply would not have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document.

          (b)  Payment of Taxes, Etc.  Pay and discharge, and cause each of its
               ----------------------
Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property (in each case, other than those which the failure to so pay or discharge would not have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document; provided, however, that neither the
                                      --------  -------
Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

          (c)  Maintenance of Insurance.  Maintain, and cause each of its
               ------------------------
Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses of similar size and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          (d)  Preservation of Corporate Existence, Etc.  Preserve and main-
               -----------------------------------------
tain, and cause each of its Restricted Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that neither the Borrower nor any Restricted Subsidiary
- - - - - - - - - --------  -------
shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Restricted Subsidiary, as the case may be, and the loss thereof is not disadvantageous in any material respect to the Borrower, such Restricted Subsidiary or the Lenders.

          (e)  Visitation Rights.  At any reasonable time and from time to time,
               -----------------
upon reasonable prior notice permit the Agent or any of the Lenders or any agents or representatives thereof, to the extent reasonably requested, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (f)  Keeping of Books.  Keep, and cause each of its Subsidiaries to
               ----------------
keep, proper books of record and account, in which appropriate entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary to the extent necessary to permit the preparation of the financial statements required to be delivered hereunder.

          (g)  Maintenance of Properties, Etc.  Maintain and preserve, and cause
               -------------------------------
each of its Restricted Subsidiaries to maintain and preserve, substantially all of its properties that are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (h)  Maintenance of Current Ratio.  Maintain at all times a ratio of
               ----------------------------
Consolidated Current Assets to Consolidated Current Liabilities of not less than
1.25 to 1.0.

          (i)  Maintenance of Adjusted Current Ratio.  Maintain at all times a
               -------------------------------------
ratio of (x) Consolidated Current Assets (minus 50% of the book value of inven-
                                          -----
tory of the Borrower and its Restricted Subsidiaries on a consolidated basis) to
(y) Consolidated Current Liabilities, of not less than 1.0 to 1.0.

          (j)  Maintenance of Consolidated Working Capital.  Maintain
               -------------------------------------------
Consolidated Working Capital of not less than $250,000,000 on September 30, October 31 and November 30, 1992 and not less than $300,000,000 on the last day of each month thereafter.

          (k)  Maintenance of Consolidated Tangible Net Worth.  Maintain at all
               ----------------------------------------------
times Consolidated Tangible Net Worth of not less than an amount equal to the sum of (i) $150,000,000 plus (ii) 75% of the cumulative amount of positive
                        ----
Consolidated Net Income (determined quarterly and not adjusted for the exclu-sions set forth in the definition of "Consolidated Net Worth") for the period commencing with the fiscal quarter beginning July 1, 1992 plus (iii) the excess
                                                          ----
of (A) 100% of any increase in Consolidated Net Worth which results from the issuance of any equity securities or capital stock over (B) the amount of Restricted Investments permitted by Section 5.2(f) made by the Borrower or its Restricted Subsidiaries on or after July 1, 1992.

          (l)  Maintenance of Fixed Charges Coverage Ratio.  Maintain a Fixed
               -------------------------------------------
Charges Coverage Ratio, determined as of the last day of each fiscal quarter of the Borrower, commencing with the quarter ending September 30, 1992 for the period of four (4) fiscal quarters (or such smaller number of quarters as have elapsed after June 30, 1992) ending on the last day of such fiscal quarter of not less than the ratio set forth below for such ending date:

  Ratio             Period Ending
  -----             -------------
0.9  to 1            9/30/92
1.07 to 1           12/31/92
1.12 to 1            3/31/93
1.15 to 1            6/30/93 and
                     thereafter

          (m)  Consolidated Funded Debt. Maintain at all times a ratio of (x)
               ------------------------
Consolidated Funded Debt (excluding the Loans) to (y) Consolidated Net Worth of not more than 1.75 to 1.0.

          (n)  EBIT. Maintain EBIT, determined as of the last day of each EBIT
               ----
Period (as defined below) of the Borrower, in an amount not less than the amount set forth below for such EBIT Period:

                          EBIT Period
                           For Fiscal
   EBIT                  Quarter Ending
   ----                  --------------
$13,000,000                9/30/92
 39,000,000               12/31/92
 45,000,000                3/31/93
 37,000,000                6/30/93 and thereafter


As used herein, the term "EBIT Period" shall mean, (i) for the fiscal quarter of
                          ---- ------
the Borrower ending September 30, 1992, such fiscal quarter and (ii) for each fiscal quarter ending thereafter, such fiscal quarter and the immediately preceding fiscal quarter.

          (o)  Reporting Requirements.  Furnish to the Lenders and the Agent:
               ----------------------

               (i) as soon as possible and in any event within three days after the Borrower knows or has reason to know of the occurrence of any Default continuing on the date of such statement, a statement of the treasurer of the Borrower setting forth details of such Default and the action that the Borrower proposes to take with respect thereto;

               (ii) as soon as available and in any event within 60 days after the end of each month hereafter (and, upon the reasonable request of any Lender, at any other time), (A) a schedule of outstanding Debt, showing the total amount of Debt and Liens outstanding and the respective amounts of Debt and Liens outstanding permitted by Section 5.2(a), (B) a valuation of inventory securing Floor Plan Financing at the lower of cost or market value as of the end of such month or for the period commencing at the end of the previous month and ending with the end of such month, as the case may be, (C) a schedule of Third Party Letter of Credit Obligations and the computations used by the Borrower in determining, as of the end of such month, compliance with the covenant contained in Section

     5.2(a)(ix), and (D) a schedule of guarantees permitted by Section 5.2(c)(ii) and the computations used by the Borrower in determining, as of the end of such month, compliance with the covenant contained in such Section; all duly certified by the treasurer of the Borrower;

               (iii) as soon as available and in any event within 45 days after the end of each month hereafter, unaudited consolidated and consolidating balance sheets of the Borrower and its Restricted Subsidiaries (subject to the following proviso, presented on a business group basis) as of the end of such month and unaudited consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Re-stricted Subsidiaries (subject to the following proviso, presented on a business group basis) for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by the treasurer of the Borrower as having been prepared in accordance with GAAP (except that the consolidating cash flow statements may be prepared on a receipts and dis-bursements basis), together with (A) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto, and (B) a schedule, certified by such officer, in reasonable detail, of the computations used by the Borrower in determining, as of the end of such month, compliance with the covenants contained in Sections 5.1(h), (i),
     (j), (k) and (m) and 5.2(m), provided that upon the request of Required
                                  --------
     Lenders, the Borrower will thereafter deliver (contemporaneously with the delivery of other financial statements pursuant to this clause (iii)), consolidated and consolidating financial statements of the type presented on a non-business group (i.e., standard) basis;
                              ----

               (iv) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, commencing with the quarter ending September 30, 1992, unaudited consolidated and consolidating balance sheets of the Borrower and its Restricted Subsidiaries (subject to the following proviso, presented on a business group basis) as of the end of such quarter and unaudited con-solidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Restricted Subsidiaries (subject to the following proviso, presented on a business group basis) for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corre-sponding figures for the corresponding period of the preceding fiscal year (to the extent that comparative figures were prepared for such previous period), all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by the treasurer of the Borrower as having been prepared in accordance with GAAP (except that the consolidating cash flow statements may be prepared on a receipts and disbursements basis), together with (A) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto, and (B) a schedule, certified by such officer, in reasonable detail, of the computa-tions used by the Borrower in determining, as of the end of such fiscal quarter, compliance with the covenants contained in Sections 5.1(h), (i),
     (j), (k), (l), (m), and (n) and Section 5.2(m), provided that upon the
                                                     --------
     request of Required Lenders, the Borrower will thereafter deliver (contemporaneously with the delivery of other financial statements pursuant to this clause (iv)), consolidated and consolidating financial statements of the type presented on a non-business group (i.e., standard)
                                                               ----
     basis;

               (v) as soon as available and in any event within 120 days after the end of the fiscal year ending December 31, 1992 and the end of each fiscal year thereafter of the Borrower, a copy of the consolidated and con-solidating balance sheets of the Borrower and its Restricted Subsidiaries (subject to the following proviso, presented on a business group basis) as of the end of such fiscal year and consolidated and consolidating state-ments of income, retained earnings and cash flows of the Borrower and its Restricted Subsidiaries (subject to the following proviso, presented on a business group basis) for such period or fiscal year, in each case pre-pared in accordance with GAAP (except that the consolidating cash flow statements may be prepared on a receipts and disbursements basis) and, in the case of such consolidated statements, certified without qualification or in a manner reasonably acceptable to the Agent by independent public accountants of recognized standing reasonably acceptable to the Agent, together with (A) a certificate of such accounting firm stating that in the course of the regular audit of the financial statements of the Borrower and its Restricted Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (B) a schedule, certified by the treasurer of the Borrower, in form and sub-stance reasonably satisfactory to the Agent of the computations used by the Borrower in determining, as of the end of such fiscal period or year, compliance with the covenants contained in Sections 5.1(h), (i), (j), (k),
     (l), (m) and (n) and copies of any accountant's letters received by manage-ment in connection with such accountant's findings during its audit of the financial records of the Borrower during, or in respect of, such fiscal year, provided that upon the request of Required Lenders, the Borrower will
           --------
     thereafter deliver (contemporaneously with the delivery of other financial statements pursuant to this clause (v)), consolidated and consolidating financial statements of the type presented on a non-business group (i.e.,
                                                                         ----
     standard) basis;

               (vi) in the event of any change in GAAP from the date of the financial statements referred to in Section 4.1(f)(i), and until financial covenants or provisions of this Agreement have been modified accordingly pursuant to Section 1.3(b), upon delivery of any financial statement required to be furnished under clauses (iii) and (iv) of this Section 5.1(o), a statement of reconciliation conforming any information contained in such financial statement required to be furnished under clauses (iii) and (iv) of this Section 5.1(o) with GAAP as in effect on the date of the financial statements referred to in Section 4.1(f)(i);

               (vii) promptly and in any event within 30 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred with respect to a Major Plan, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate proposes to take with respect thereto;

               (viii) promptly and in any event within 30 Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan with an Insufficiency in excess of $2,000,000;

               (ix) promptly and in any event within 30 Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series), if any, with respect to each Major Plan;

               (x) promptly and in any event within 30 Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by any Multiemployer Plan which liability is in excess of $2,000,000, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A) or (B) which liability is in excess of $2,000,000;

               (xi) prompt notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries of the type described in Section 4.1(i);

               (xii) promptly after the sending or filing thereof, copies of all financial statements and reports that the Borrower or any of its Subsidiaries sends to its public stockholders and other public holders of its securities, if any, and copies of all regular, periodic and special reports, and all registration statements, that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission (other than those prepared on Form S-8 or Form S-3 solely for the account of selling shareholders) or any governmental authority that may be substituted therefor, or with any national securities exchange;

               (xiii) upon receipt of the proceeds of any sale or other disposition of assets (other than any such sale or disposition permitted by clauses (A) through (E) of Section 5.2(e)(i)) or the issuance of any securities or the incurrence of Funded Debt resulting in any such case in Cash Proceeds of at least $1,000,000, a statement of the treasurer of the Borrower describing such issuance, incurrence or sale or other disposition, together with a statement of the calculations used in determining the Net Cash Proceeds and Cash Proceeds thereof, in each case in form and detail reasonably satisfactory to the Agent; and

               (xiv) such other information respecting the business, condition (financial or otherwise), operations, performance or properties of the Borrower or any of its Subsidiaries as the Agent or any Lender may from time to time reasonably request.

          (p)  Transactions with Affiliates.  Conduct or engage in, and cause
               ----------------------------
each of its Restricted Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than the Borrower or any of its Restricted Subsidiaries) on terms that are fair and rea-sonable and no less favorable to the Borrower or such Restricted Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate. The Borrower will not conduct or engage in, and will not permit any of its Restricted Subsidiaries to conduct or engage in, any transaction with any of its Affiliates (other than the Borrower or any of its Restricted Subsidiaries) involving an amount, or assets or property having a fair value, in excess of $5,000,000, in any transaction or series of related transactions, without having given the Agent at least ten (10) Business Days' prior written notice thereof, which notice shall include a reasonably detailed description of such transaction; provided, however, that such notice will not be required with
                  --------
respect to reasonable non-cash compensation of officers or directors of the Borrower.

          (q)  Further Assurances.  At any time and from time to time execute
               ------------------
and deliver such further documents and do such other acts as the Agent or any Lender may reasonably request in order to further effect the purpose of this Agreement or any other Loan Document.

          SECTION 5.2.  Negative Covenants.  On and after the date hereof, so
                        ------------------
long as any Loan or Reimbursement Obligation shall remain unpaid, any Facility Letter of Credit shall be outstanding (unless such Facility Letter of Credit is Fully Secured) or any Lender shall have any Commitment hereunder, the Borrower will not, without the prior written consent of the Required Lenders:

          (a)  Debt.  Create, incur, assume or suffer to exist, or permit any of
               ----
its Restricted Subsidiaries to create, incur, assume or suffer to exist any Debt, except:
      ------

               (i)  Debt under the Loan Documents;

               (ii) Existing Debt, not including any extension, renewal or replacement thereof except (A) as otherwise may be permitted by another
                         ------
     clause of this Section 5.2(a), or (B) Existing Debt with respect to which an Existing Lien could be extended, renewed or replaced pursuant to Section 5.2(b)(ii);

               (iii) Intercompany Debt in the ordinary course of business, provided that separate books and records shall be kept by the Borrower with
     --------
     respect to any amounts of such Debt attributable to proceeds of Borrowings hereunder;

               (iv) (A) unsecured Short-Term Debt in an aggregate principal amount not exceeding $90,000,000 outstanding at any time, (B) secured

     Short-Term Debt in an aggregate principal amount not exceeding $35,000,000 outstanding at any time and (C) secured Short-Term Debt pursuant to an existing arrangement with IBM Credit Corporation in an aggregate principal amount not exceeding $25,000,000 outstanding at any time; provided that the
                                                               --------
     aggregate principal amount of Short-Term Debt permitted by Section 5.2(a)(iv)B) and Section 5.2(a)(iv)(C) shall not exceed $35,000,000 outstanding at any time; and, provided further that the aggregate
                                   ----------------
     principal amount of Short-Term Debt permitted by this Section 5.2(a)(iv) shall not exceed $90,000,000 outstanding at any time;

               (v) Funded Debt with respect to industrial revenue, pollution control or similar bonds issued for the benefit of the Borrower or any Restricted Subsidiary (in addition to Existing Debt permitted to be out-standing with respect to such type bonds) in an aggregate principal amount not exceeding $10,000,000 outstanding at any time;

               (vi) Funded Debt secured by Liens permitted pursuant to Section 5.2(b)(vii), provided that after giving effect thereto, the Borrower shall
                  --------
     be in compliance with Sections 5.1(h), (i), (j), (k), (l), (m) and (n);

               (vii) unsecured Funded Debt of the Borrower or any Restricted Subsidiary, provided that after giving effect thereto the Borrower shall be
                 --------
     in compliance with Sections 5.1(h), (i), (j), (k), (l), (m) and (n) and the Integrated Debt and Lien Basket Amount shall not exceed 20% of Consoli-dated Total Capitalization at any time;

               (viii) guarantees by the Borrower or by any Restricted Subsidiary of Debt of any Person that would constitute Debt hereunder to the extent that such Debt could have been directly incurred by the Borrower or such Restricted Subsidiary hereunder;

               (ix) Third Party Letter of Credit Obligations not to exceed $100,000,000 minus the aggregate amount of Facility Letter of Credit
                  -----
     Obligations, provided that Third Party Letter of Credit Obligations other
                  --------
     than in connection with Insurance Letters of Credit may not at any time exceed $15,000,000;

               (x) Funded Debt of the Water Companies issued under indentures existing on the date of this Agreement and listed in Schedule 1.1-B (or indentures having substantially similar terms and conditions) and the preferred shares of the Water Companies issued and outstanding on the date of this Agreement, provided that, to the extent that the principal
                        --------
     amount of Funded Debt of the Water Companies exceeds the amount thereof outstanding on the date of this Agreement, after giving effect to such excess amount, the Integrated Debt and Lien Basket Amount shall not exceed 20% of Consolidated Total Capitalization at any time;

               (xi) purchase money mortgages and Excess Floor Plan Financing Amounts, provided that after giving effect to Debt incurred under this
              --------
     Section 5.2(a)(xi), the Integrated Debt and Lien Basket Amount shall not exceed 20% of Consolidated Total Capitalization at any time; and

               (xii) Debt in respect of Floor Plan Financing, other than Excess Floor Plan Financing Amounts.

          (b)  Liens.  Create, incur, assume or suffer to exist, or permit any
               -----
of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien, or enter into any agreement with any other Person to create any Lien, on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any of its Restricted Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Restricted Subsidiaries as debtor, or sign, or permit any of its Restricted Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Restricted Subsidiaries to assign, any accounts, except:
                                                             ------

               (i)  Permitted Liens;

               (ii)  Liens existing on the Restatement Date and listed in
     Schedule 5.2(b), not including any extension, renewal or replacement thereof except (A) as otherwise may be permitted under this Section 5.2(b),
             ------
     or (B) as Liens securing Existing Debt permitted to be extended, renewed or replaced and encumbering the same property, plant or other capital assets listed in Schedule 5.2(b), provided that the principal amount of Debt
                                --------
     secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or part of the property, plant or other capital asset which secured the Lien so extended, renewed or replaced (including improvements on such property);

               (iii) Liens on assets of the Water Companies securing Funded Debt permitted by Section 5.2(a)(x);

               (iv) Liens to secure Funded Debt permitted by Section 5.2(a)(v) with respect to industrial revenue, pollution control or similar bonds issued for the benefit of the Borrower or a Restricted Subsidiary, provided, however, that any such Lien shall not encumber any property of
     --------  -------
     the Borrower or such Restricted Subsidiary other than the property financed by the proceeds of the sale of such bonds and, provided further,
                                                             ----------------
     that any such Lien shall not secure an amount in excess of the unpaid principal of and interest on such bonds together with attorneys' or trustees' fees and expenses and other like charges;

               (v)  Liens on inventory to secure Floor Plan Financing, provided
                                                                       --------
     that if any such Liens secure Excess Floor Plan Financing Amounts such Excess Floor Plan Financing Amount would be permitted under Section 5.2(a)(xi);

               (vi) Liens existing on property prior to (x) acquisition of such property by the Borrower or any Restricted Subsidiary or (y) acquisition of the corporation owning such property by the Borrower or any Restricted Subsidiary or (z) designation of the corporation owning such property as a Restricted Subsidiary, provided that (a) such Lien was not created in
                            --------
     contemplation of such acquisition or designation, (b) the amount of Funded Debt secured by such Lien is permitted to be incurred and outstanding hereunder and (c) the amount of Funded Debt secured by such Lien does not exceed 25% of the lesser of the market value of the secured property or the cost to the Borrower or such Restricted Subsidiary of the secured property (any amount of Funded Debt secured by such Lien that would exceed the permitted 25% of the lesser of the market value of the secured property or the cost to the Borrower or such Restricted Subsidiary of the secured property shall be referred to as the "Excess Secured Amount"); and

               (vii) Liens securing Funded Debt (including any Excess Secured Amount) and Short-Term Debt of the Borrower or any Restricted Subsidiary permitted hereunder to be outstanding and secured, provided that after
                                                        --------
     giving effect to the aggregate amount of Debt of the Borrower or any Re-stricted Subsidiary secured by Liens permitted by this Section 5.2(b)(vii), the Integrated Debt and Lien Basket Amount shall not exceed 20% of Con-solidated Total Capitalization at any time.

          (c)  Guarantees.  Guarantee, endorse or otherwise be or become
               ----------
contingently liable, or permit any of its Restricted Subsidiaries to guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except:
                                                                      ------

               (i) guarantees by the Borrower or any Restricted Subsidiary of performance bonds or contractual obligations of any of its Subsidiaries in respect of which it is usual and customary for performance bonds to otherwise be provided (other than obligations for the payment of Debt or arrangements that would have substantially the same effect as obligations for the payment of Debt) in an aggregate amount at any time outstanding not exceeding 700% of Consolidated Net Worth;

               (ii) guarantees by the Borrower or any Restricted Subsidiary of contractual obligations of any of its Subsidiaries created for the sole purpose of financing all or any part of the purchase price of the acquisition or cost or construction or improvement of property, projects or facilities acquired, constructed or improved by such Subsidiary (other than obligations for the payment of Debt) provided that (x) until such time as
                                          --------
     the Borrower shall be required to perform any obligations under such guarantee and such obligations shall remain unfulfilled for a period of thirty (30) days, an amount equal to 20% of the lesser of (A) the aggregate outstanding amount of Debt of such Subsidiary incurred in connection with such property, project or facility and such guarantee and (B) any amount specifically stated in such guarantee to be the maximum amount required to be paid by the guarantor shall be included in the Integrated Debt and Lien Basket Amount; and (y) at such time that the Borrower shall be required to perform any obligations under any such guarantee and such obligations shall remain unfulfilled for a period of thirty (30) days, an amount equal to 100% of the lesser of (A) the aggregate outstanding amount of Debt of such Subsidiary incurred in connection with such property, project or facility and such guarantee and (B) any amount specifically stated in such guarantee to be the maximum amount required to be paid by the guarantor, shall be included in the Integrated Debt and Lien Basket Amount; provided
                                                                      --------
     further that the thirty day period shall be measured from the date upon
     -------
     which the Borrower receives notice of any such requirement to perform under any such guarantee, and the Borrower shall provide prompt notice thereof to the Agent; and, provided further that after giving effect to the
                                ----------------
     amount of each such guarantee in the manner specified in this Section 5.2(c)(ii), the Integrated Debt and Lien Basket Amount shall not exceed 20% of Consolidated Total Capitalization at any time;

               (iii) guarantees by the Borrower of the price of its capital stock issued in payment of the acquisition of a corporation or the acquisition of assets in an aggregate amount at any time outstanding not exceeding 20% of Consolidated Tangible Net Worth; and

               (iv) guarantees by the Borrower or by any Restricted Subsidiary of Debt of any Person to the extent that such Debt could have been directly incurred by the Borrower or such Restricted Subsidiary hereunder and is thereupon treated as Debt hereunder.

          (d)  Mergers.  Except as expressly permitted by Section 5.2(e), merge
               -------
with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, whether now owned or hereafter acquired) or permit any Restricted Subsidiary to do so, except that any Restricted Subsidiary may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets to, the Borrower (provided that the Borrower shall be the surviving Person) or
                  --------
any of its Wholly-Owned Restricted Subsidiaries, provided that at the time
                                                 --------
thereof and after giving effect thereto no Default exists.

          (e)  Dispositions of Assets.
               ----------------------

               (i) Sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any of its assets (subject to clause (ii) below, other than the shares of capital stock of the Water Companies or the assets of the Water Companies), including, without limitation, any manufacturing plant or substantially all assets constituting the business of a division, branch or other unit of operation, except (A) inventory in the ordinary course of its business, (B) sales of obsolete or excess equipment not exceeding in the aggregate for all such equipment $2,000,000 in gross proceeds during the term of this Agreement, (C) in connection with a transaction authorized by
     Section 5.2(d), (D) sales or other transfers of assets to the Borrower or any of its Wholly-Owned Restricted Subsidiaries, (E) sales or other dispositions of receivables pursuant to any Accounts Receivable Financing program existing on the date hereof in an aggregate amount not exceeding $60,000,000 at any time, and (F) other dispositions for cash of assets at their fair market value (as determined in good faith by the Board of Directors of the Borrower), provided that the Net Cash Proceeds thereof are
                                 --------
     applied to the prepayment or repayment of the Loans (or are deposited in the L/C Cash Collateral Account) to the extent required by Sections 2.8(b) and 2.8(c).

               (ii) Notwithstanding the foregoing, the Borrower shall not (a) make any disposition by way of a sale or other transfer of any of the shares of the capital stock of any of the Water Companies or (b) permit any of the Water Companies to make any dispositions of any or all of their assets (other than dispositions of assets in the ordinary course of busi-ness, consistent with practice prior to the date of this Agreement), other than pursuant to a condemnation proceeding, unless upon any such dis-position the Borrower shall receive an amount (the "Required Amount") equal
                                                         ---------------
     to the greater of (x) 95% of book value of such assets at the time of such disposition and (y) the amount, if any, which would be required to prepay, redeem or purchase all Debt of the Water Companies and all debt of the Borrower and its Restricted Subsidiaries which the holders thereof could require the Water Companies or the Borrower or any Restricted Subsidiary, as the case may be, to prepay, redeem or purchase as a result of such disposition), in the form of the following: (A) cash in the Required Amount, and/or (B) irrevocable commitments from underwriters or institu-tional investors to purchase for cash the non-cash proceeds of such dis-position in the Required Amount. If no Default exists and is continuing, notwithstanding the foregoing, the Borrower may make a single dividend or distribution of all (but not part) of the shares of any Water Company, provided that no obligation on the part of the Borrower or any other Sub-
     --------
     sidiary of the Borrower shall result therefrom (including, without limitation, any obligation by the Borrower or any Restricted Subsidiary to become or remain liable for the Debt of the Water Company the shares of which are being so distributed or any obligation by the Borrower or any Subsidiary to prepay, redeem or purchase Debt of the Borrower or any Restricted Subsidiary as a result of such distribution).

          (f)  Restricted Payments and Restricted Investments.
               ----------------------------------------------

               (i) Declare, make or pay, or set apart for payment, or permit any Restricted Subsidiary to, declare, make or pay, or set apart for pay-ment, any Restricted Payment or any Restricted Investment provided that the
                                                               --------
     Borrower and its Restricted Subsidiaries may make Restricted Payments (but only in respect of preferred stock of the Borrower and its Restricted Subsidiaries outstanding on the date hereof) and Restricted Investments, if upon, or immediately after giving effect to any such proposed Restricted Payment or Restricted Investment, (a) no Default shall have occurred and be continuing and (b) the excess of the sum of (A) the aggregate amount of Restricted Payments in respect of shares of preferred stock of the Borrower or its Restricted Subsidiaries made on and after the date hereof, plus (B)
                                                                       ----
     the then Net Amount of Restricted Investments made
     on and after the date hereof over 50% of the aggregate Net Cash Proceeds
                                  ----
     received by the Borrower (100% after the principal amount of the Facility shall have been reduced to $100,000,000 or less) from the issue or sale subsequent to the date hereof of any shares of capital stock of the Borrower (which Net Cash Proceeds shall be deemed to include an amount equal to the principal of any Debt issued subsequent to the date hereof which is subsequently converted into capital stock of the Borrower), would not exceed the sum of (x) $23,000,000, plus (y) 25% of Consolidated Net
                                            ----
     Income (or, in the case of a deficit, minus 100% of net loss) during the period from July 1, 1992 to the date of such proposed Restricted Payment or Restricted Investment.

               (ii)  Notwithstanding the provisions of clause (i) of this
     Section 5.2(f), if no Default shall have occurred and be continuing or result therefrom:

               (A) any Water Company may declare and pay, out of assets of such Water Company which are by law available for such payment, mandatory cumulative fixed dividends on shares of its preferred stock which are outstanding on the date of this Agreement at the rate required to be paid on the date of this Agreement as set forth in Schedule 5.2(f);

               (B) any Water Company may purchase, redeem, retire or otherwise acquire any of its shares of preferred stock which are outstanding on the date of this Agreement pursuant to any sinking fund or other mandatory retirement requirement in respect thereof in existence on the date of this Agreement, provided that the aggregate amount of all such purchases,
                --------
     redemptions, retirements and other acquisitions shall be included in any computation otherwise provided for in clause (i) of this Section 5.2(f);

               (C) the Borrower may (a) (if it has not previously made a distribution pursuant to the following subclause (b) during the 12-month period following the date of the sale of all or substantially all of the shares of capital stock or assets of any Water Company), pay a single dividend with respect to the proceeds of any such sale made in compliance with Section 5.2(e)(ii) or (b) (if it has not previously paid a dividend pursuant to the preceding subclause (a)) make a single distribution (in respect of its capital stock) consisting of shares of common and preferred stock and/or assets of any Water Company in compliance with Section 5.2(e)(ii); provided that:
                 --------

          (1) (a) the amount of such dividend with respect to such Water Company shall not exceed the net after-tax proceeds derived from the sale of such Water Company less the then amount of the Adjusted Water Company Investments with respect to such Water Company, or

               (b) the fair market value of the shares of common stock of such Water Company so distributed shall not exceed (x)(i) the fair market value of all of the shares of common stock of such Water Company, times (ii) a fraction, the numerator of which is the number of shares of common stock of such Water Company to be so distributed and the denominator of which is the total number of shares of common stock of such Water Company, less (y) the then amount of the Adjusted Water Company Investments with respect to such Water Company, or

               (c) the fair market value of the shares of preferred stock of such Water Company so distributed shall not exceed (x)(i) the fair market value of all of the shares of preferred stock of such Water Company, times
     (ii) a fraction, the numerator of which is the number of shares of preferred stock of such Water Company to be so distributed and the denominator of which is the total number of shares of preferred stock of such Water Company, less (y) the then amount of the Adjusted Water Company Investments with respect to such Water Company, or

               (d) the fair market value of the assets of such Water Company so distributed shall not exceed (x)(i) the fair market value of all of the assets of such Water Company, times (ii) a fraction, the numerator of which
                                   -----
     is the fair market value of the assets of such Water Company to be so distributed and the denominator of which is the fair market value of all of the assets of such Water Company less (y) the then amount of the Adjusted
                                      ----
     Water Company Investments with respect to such Water Company, and

               (2) the Company shall, at least two days prior to making such distribution or paying such dividend, deliver to the Agent an officer's certificate demonstrating that such distribution or payment is permitted by this Section 5.2(f)(ii)(C),

               (3) in any computation otherwise provided for in Section 5.2(f)(i), the Company shall be deemed to have made a Restricted Payment in the amount of any Adjusted Water Company Investments deducted pursuant to clause (C)(1)(a) or deducted pursuant to clause

     (C)(1)(b)(y) and/or (C)(1)(c)(y) and/or (C)(1)(d)(y) of this Section 5.2(f)(ii), and

               (4) no such dividend or distribution shall be included in any computation otherwise provided for in Section 5.2(f)(i).

All determinations of "fair market value" pursuant to this clause (C) and the definition of Adjusted Water Company Investments shall be made by the Board of Directors of the Borrower, in good faith and any sale of all or substantially all of the shares of capital stock or assets of any Water Company within a 12-month period shall be deemed to constitute such a sale irrespective of the fact that such shares or assets may have been sold in more than one transaction during such 12-month period.

          (g)  Sale and Leaseback.  Enter into any arrangement or series of
               ------------------
arrangements, or permit any Restricted Subsidiary to do so, with any Person (other than a Wholly-Owned Restricted Subsidiary, in the case of the Borrower, and other than the Borrower or a Wholly-Owned Restricted Subsidiary, in the case of any Restricted Subsidiary) providing for the leasing by the Borrower or any Restricted Subsidiary for a period (including any renewal periods) of more than three years of real or personal property (x) which has been or is to be sold or transferred by the Borrower or any Restricted Subsidiary or with respect to which funds have been or are to be advanced by another Person on the security of such property or rental obligations of the Borrower or any Restricted Subsidiary, or (y) which has been or is to be acquired from another Person by such Person, or on which one or more buildings have been or are to be constructed by such Person, for the purpose of leasing such property to the Borrower or any Restricted Subsidiary (in either case, a "Sale and Leaseback Transaction"), except that the Borrower may enter into any such arrangement if:
               ------

               (i)  (a) such real or personal property is, for purposes of this
     Section 5.2(g) and Section 5.2(b), deemed by the Borrower in an irrevoc-able notice sent to the Agent, to be subject to a Lien securing Funded Debt in an amount equal to the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction, and such lien is permitted by Section 5.2(b)(vii), and (b) an amount equal to such net proceeds is, for purposes of this Section 5.2(g) and Section 5.2(a), deemed by the Borrower by notice to be, for all purposes, Funded Debt and such Funded Debt is permitted by Section 5.2(a)(vi); or

               (ii) promptly upon receipt (and in no event later than 2 days after receipt) by the Borrower or any of its Restricted Subsidiaries of the proceeds of such Sale Leaseback Transaction, the Borrower applies or causes to be applied an amount equal to such net proceeds to the prepayment of the Loans and to a corresponding permanent reduction of the Facility.

          (h)  Maintenance of Ownership of Subsidiaries.  Except for sales,
               ----------------------------------------
consolidations, conveyances, transfers or other dispositions permitted under
Section 5.2(e), sell or otherwise dispose of any shares of capital stock of any of its Restricted Subsidiaries or any warrants, rights or options to acquire such capital stock or permit any of its Restricted Subsidiaries to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any other Restricted Subsidiary of the Borrower or any warrants, rights or options to acquire such capital stock, except that the Borrower's Restricted Subsidiaries may issue, sell or otherwise dispose of capital stock, warrants, rights or options to acquire such capital stock to the Borrower or a Wholly-Owned Restricted Subsidiary thereof. The Borrower will not permit any Restricted Subsidiary (other than the Water Companies) to have outstanding any preferred shares other than preferred shares owned by the Borrower or any Restricted Subsidiary.

          (i)  Compliance with ERISA.  (i) Terminate, or permit any ERISA
               ---------------------
Affiliate to terminate, any Plan so as to result in any material liability of the Borrower or any ERISA Affiliate to the PBGC or (ii) permit to exist any occurrence of any reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, or any other event or condition, that presents a material risk of such a termination by the PBGC of any Plan which would result in material liability of the Borrower or any ERISA Affiliate to the PBGC.

          (j)  Plan Amendments.  Amend, modify or change in any manner, or
               ---------------
permit any of its Subsidiaries to amend, modify or change in any manner, any Plan, Multiemployer Plan or Welfare Plan sponsored, maintained or contributed to by the Borrower or any of its Subsidiaries which amendment, modification or change would have a material adverse effect on the Borrower and its Restricted Subsidiaries, taken as a whole, or would affect the ability of the Borrower to perform its Obligations under this Agreement or any other Loan Document; pro-
                                                                         ---
vided, however, that nothing in this paragraph (j) shall apply to prevent the
- - - - - - - - - -----  -------
Borrower from terminating any Single Employer Plan in a transaction (including in a "spin-off/termination" or a "termination/reestablishment"), which termination results in a reversion of surplus assets to the Borrower or would not otherwise be prohibited under Section 5.2(i).

          (k)  Charter Amendments.  Amend, or permit any of its Restricted
               ------------------
Subsidiaries to amend, its certificate of incorporation or bylaws in a manner that has an adverse effect upon the Lenders or their rights under any of the Loan Documents or upon the ability of the Borrower to perform its obligations under any Loan Document.

          (l)  Accounting Changes.  Make or permit, or permit any of its
               ------------------
Restricted Subsidiaries to make or permit, any change in accounting policies affecting the presentation of financial statements or reporting practices, except as required or permitted by GAAP.

          (m)  Acquisitions.  Acquire, or permit any Restricted Subsidiary to
               ------------
acquire, any Person or all or substantially all of the assets of any Person or any business division, group or line of business of any Person; provided,
                                                                --------
however, that following the reduction of the Facility to $160,000,000 or less,
- - - - - - - - - -------
the Borrower and its Restricted Subsidiaries may make such acquisitions but only if the Borrower and its Restricted Subsidiaries do not expend, directly or indirectly, an aggregate amount (taken for the Borrower and all Restricted Subsidiaries together) exceeding, during the remaining term of this Agreement after such reduction, (i) $5,000,000 (including any consideration consisting of cash, debt issuances and assumptions of debt, net of cash acquired and reflected on the balance sheet of such Person at the time of the acquisition) for such acquisitions plus (ii) an additional aggregate amount not exceeding the lesser of (x) $5,000,000 and (y) 50% of the excess of (A) the Net Cash Proceeds received by the Borrower from the issuance of its equity securities after the date hereof over (B) the aggregate amount of the Restricted Payments and Restricted Investments made by the Borrower and its Restricted Subsidiaries (other than the Water Companies) after the date hereof.

          (n)  Optional Prepayment of Funded Debt.  Make, or permit any
               ----------------------------------
Restricted Subsidiary to make, during the term of this Agreement optional prepayments aggregating more than $2,000,000 in principal amount on or in respect of any Funded Debt (other than the Loans) of the Borrower or any of its Restricted Subsidiaries.

          (o)  Amendment of Funded Debt Agreements.  Amend, or permit any
               -----------------------------------
Restricted Subsidiary to amend, any Funded Debt Agreement of the Borrower or such Restricted Subsidiary in a manner adverse to the interests of the Borrower or any Restricted Subsidiary or any Lender.

          (p)  Capital Expenditures.  Make, or permit any Restricted Subsidiary
               --------------------
to make, Capital Expenditures exceeding $1,000,000 in the aggregate during the term of this Agreement in respect of discontinued operations; provided,
                                                                  --------
however, that, in addition to the exception set forth in this Section 5.1(p)
- - - - - - - - - -------
above, the Water Companies may make Capital Expenditures to the extent required by law.


                                   ARTICLE VI

                               EVENTS OF DEFAULT

          SECTION 6.1.  Events of Default.  If any of the following events
                        -----------------
("Events of Default") shall occur and be continuing:
- - - - - - - - - -------------------

          (a) The Borrower shall fail to (i) pay in full any principal of, or interest on, any Loan or any fees payable to the Agent or any Lender here-under, when the same becomes due and payable, (ii) pay in full any Reim-bursement Obligation within three Business Days after the drawing under a Facility Letter of Credit giving rise to such Reimbursement Obligation or
     (iii) make any other payment under any Loan Document within five Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by the Borrower (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(c), 5.1(d), 5.1(h), 5.1(i), 5.1(j), 5.1(k), 5.1(l), 5.1(m), 5.1(n), 5.1(o)(i) or 5.2 of this Agreement;
     or

               (ii) The Borrower shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent (and the Agent shall promptly provide a copy of any such notice to each Lender, provided that failure by the Agent to provide such a copy to any Lender
     --------
     shall not affect the obligations of the Borrower hereunder); or

          (d) The Borrower or any of its Subsidiaries (other than any Project Subsidiary) shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount of at least $5,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition (without regard to any period of grace provided, or notice required, in the agreement or instrument relating to such Debt) is to accelerate, or to permit the acceleration of, the maturity of such Debt, or any such Debt shall be declared to be due and payable or required to be prepaid, redeemed, purchased or defeased (other than by a regularly scheduled required prepayment, redemption, purchase or defeasance), or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof, or the principal of any such Debt is not repaid in full upon the maturity thereof or in full or in part pursuant to any regularly scheduled required prepayment, redemption, repurchase or defeasance; or

          (e) (i) The Borrower or any of its Subsidiaries (other than any Project Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for it or for any substantial part of its property; (iii) there shall be commenced against the Borrower or any of its Subsidiaries any proceeding referred to in clause (ii) which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged or unbonded for a period of 45 days, provided that the Borrower, for itself and on behalf of each of its
     --------
     Subsidiaries, hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such proceeding during such 45-day period to preserve, protect and defend their rights under the Loan Documents; or (iv) the Borrower or any of its Subsidiaries shall take corporate action to authorize any of the actions set forth above in this
     Section 6.1(e); or

          (f) Any judgment or order for the payment of money in excess of $2,000,000 shall be rendered against the Borrower or any of its Subsidiaries (other than any Project Subsidiary) and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied or dismissed or bonded pending appeal or, in the case of a judgment or order the entire amount of which is covered by insurance, is the subject of a binding agreement with the plaintiff and the insurer covering payment therefor; or

          (g) Any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that is reasonably likely to have a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, or the Borrower, (ii) the ability of the Borrower or any of its Subsidiaries to perform its obligations under any Loan Document to which it is a party or (iii) the rights and remedies of the Agent or the Lenders under any Loan Document, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal; or

          (h) Any provision of any Loan Document after delivery thereof pursuant to Section 3.1 shall for any reason cease to be valid and binding on or enforceable against the Borrower or any Pledgor, as the case may be, in all material respects, or the Borrower shall so state in writing; or

          (i) Any ERISA Event shall have occurred or exist with respect to a Plan and (x) unpaid liability arising from or relating to such ERISA Event shall then exist and (y) the sum (determined as of the date of occurrence of such ERISA Event) of such liability and all other unpaid liabilities arising from or relating to ERISA Events which shall have occurred or exist with respect to such Plan and each other Plan is equal to or greater than $2,000,000 in the aggregate; or

          (j) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its Subsidiaries in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $2,000,000; or

          (k) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and any of its Subsidiaries to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan year of each such Multiemployer Plan immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $2,000,000; or

          (l) Any Loan Document, or any material provision in any Loan Document, shall, at any time or for any reason, cease to be in full force and effect; or

          (m) Any agreement to subordinate other Debt in right of payment to the Loans and any other Obligations of the Borrower under this Agreement, at any time and for any reason, incorporated in the agreement or instrument governing or evidencing such subordinated Debt, ceases to be in full force and effect or is declared to be null and void, or any holder of subordinated Debt repudiates or disavows such subordination or denies that it has any further liability or obligation under such subordination agree-ment or gives notice to such effect; or

          (n) For any reason the Borrower or any of its Subsidiaries (other than those which are not "includible corporations" within the meaning of
     Section 1504 of the Code during any taxable year or portion thereof) shall cease to be a member of the "affiliated group" (within the meaning of Sec-tion 1504(a)(1) of the Code) of which the Borrower is the common Parent or shall have failed to file, or to join with the Borrower in the filing, of a Federal consolidated tax return, or the Borrower shall fail to pay any fed-eral income taxes shown on any such return to be due and payable at or prior to the time such payment is due (after giving effect to any extensions of time for filing or payment duly requested and obtained); or

          (o) Any Person, whether directly or indirectly, and whether singly or in concert with one or more Persons, shall acquire 35% or more, on a fully diluted basis, of the issued and outstanding common stock of the Borrower;

THEN, and in any such event (other than such an event described in Section 6.1(e)(ii) or (iii)), the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Loans and of the Issuing Bank to issue Facility Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Loans, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, and thereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and, in addition, demand that the Borrower deposit with the Agent, and the Borrower forthwith upon such demand shall deposit with the Agent, with respect to each Facility Letter of Credit then outstanding, cash or cash equivalents, to be held by the Agent, in the L/C Cash Collateral Account for the benefit of the Issuing Bank and the Lenders as security for, and to provide for the payment of, the Facility Letter of Credit Obligations, in an amount equal to the amount of such Facility Letter of Credit Obligations, and
(B) by notice to each party required under the terms of any agreement in support of which a Facility Letter of Credit is issued, request that all Obligations related to such Facility Letter of Credit under such agreement be declared to be due and payable. If an Event of Default occurs under Section 6.1(e)(ii) or
(iii), then the Commitments shall automatically and immediately terminate, and the obligation of the Lenders to make any Loan hereunder, and of the Issuing Bank to issue any Facility Letter of Credit hereunder, thereupon shall cease, and the unpaid principal amount of and any accrued interest on all of the Loans and Reimbursement Obligations automatically shall become due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower and the Borrower shall be obligated to immediately deposit with the Agent, with respect to each Facility Letter of Credit then outstanding, cash or cash equivalents, to be held by the Agent, in the L/C Cash Collateral Account for the benefit of the Issuing Bank and the Lenders as security for, and to provide for, the Facility Letter of Credit Obligations, in an amount equal to the amount of such Facility Letter of Credit Obligations.


                                  ARTICLE VII

                                   THE AGENT

          SECTION 7.1.  Authorization and Action.  Each Lender hereby appoints
                        ------------------------
and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, toge-ther with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (in-cluding, without limitation, enforcement or collection of the Debt resulting from the Loans), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take
             --------  -------
any action that exposes the Agent to personal liability or that is contrary to this Agreement or any other Loan Document or applicable law. The Agent agrees
(i) to give to each Lender and the Issuing Bank prompt notice of each notice given to it by the Borrower or any Pledgor pursuant to the terms of this Agreement or any other Loan Document, and (ii) to give to the Issuing Bank or any Lender who so requests, a copy of any such notice given by the Borrower or any Pledgors.

          SECTION 7.2.  Reliance, Etc.  Neither the Agent nor any of its
                        --------------
respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing: (i) the Agent may treat the Lender that made any Loan as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.7; (ii) the Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) neither the Agent nor any Co-Lead Manager makes any warranty or representation to any Lender and shall not be responsible to any Lender or the Issuing Bank for any statements, warranties or representations made in or in connection with the Loan Documents;
(iv) the Agent shall have no duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or any of its Subsidiaries (other than the delivery of items required to be delivered to the Agent) or to inspect the property (including the books and records of the Borrower); (v) the Agent shall not be responsible to any Lender or the Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; and (vi) the Agent shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.3.  Affiliates.  With respect to its Commitment and the
                        ----------
Loans made by it, Fleet Bank and each Co-Lead Manager shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent, the Issuing Bank or a Co-Lead Manager; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of Fleet Bank, Credit Suisse, Bank of America National Trust and Savings Association and Chemical Bank in its respective individual capacity. Fleet Bank, Credit Suisse, Bank of America National Trust and Savings Association and Chemical Bank and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept invest-ment banking engagements from and generally engage in any kind of business with the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary without any duty to account therefor to the Lenders.

          SECTION 7.4.  Lender Credit Decision.  Each Lender acknowledges that
                        ----------------------
it has, independently and without reliance upon the Agent, any Co-Lead Manager or any other Lender and based on the financial statements referred to in
Section 4.1 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Co-Lead Manager or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Loan Document.

          SECTION 7.5.  Indemnification.  The Lenders agree to indemnify the
                        ---------------
Agent (to the extent not promptly reimbursed by the Borrower), ratably according to the respective principal amounts of the Loans then owing to each of them (or if no Loans are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obliga-tions, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such
- - - - - - - - - --------  -------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 8.4 (except costs and expenses of routine administration), to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower.

          SECTION 7.6.  Successor Agent and Issuing Bank.  The Agent may resign
                        --------------------------------
at any time by giving written notice thereof to the Lenders, the Issuing Bank and the Borrower and may be removed at any time with or without cause by the Required Lenders. If the Agent also then serves in the capacity of Issuing Bank, such resignation or removal of the Agent also shall constitute resignation or removal of the Issuing Bank; provided that the Agent may resign
                                            --------
as Issuing Bank without resignation or removal as Agent; provided further that
                                                         ----------------
any Person other than the Agent that serves as an Issuing Bank may resign at any time by giving notice thereof to the Agent and the Borrower. Upon any such resignation or removal of the Agent, the Borrower shall have the right to appoint a successor Agent which will be a financial institution approved by Required Lenders. If no successor Agent shall have been so appointed and approved, or if a proposed successor Agent shall have been appointed and approved but shall not have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 or a commercial bank organized under the laws of any other country that is a member of OECD, or a political subdivision of any such country, and having a total capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof) provided that such bank is acting through a branch or agency located in the
- - - - - - - - - --------
United States. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents and, if the former Agent served as Issuing Bank at the time of its resignation or removal, such successor Agent also shall be the successor Issuing Bank. If the Agent also serves as Issuing Bank and resigns in either such capacity without resigning as Agent, or if any Person other than the Agent that serves as Issuing Bank resigns, Required Lenders shall appoint a successor Issuing Bank, which, shall be a Lender (and upon its consent thereto, such Lender shall be the successor Issuing Bank). After any retiring Agent's resignation or removal hereunder as Agent or Issuing Bank, the provisions of this Article VII and of Article II shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent or Issuing Bank under this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.1.  Amendments, Etc.  No amendment or waiver of any
                        ----------------
provision of this Agreement nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and such amendment, waiver or consent shall be consented to in one or more writ-ings signed by or consented to by Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or con-
                         --------  -------
sent shall, unless in writing and signed by or consented to by all the Lenders, do any of the following: (i) waive any of the conditions specified in Section
3.1 or, in the case of the initial Borrowing, 3.2, (ii) change the definition of the term "Required Lenders", the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder,
(iii) amend this Section 8.1, Section 2.9 or clause (E) of Section 5.2(e)(i),
(iv) authorize or permit the Borrower or any of its Restricted Subsidiaries to enter into any new Accounts Receivable Financing program after the date hereof or increase the maximum amount of the Accounts Receivable Financing program of the Borrower or its Restricted Subsidiaries in effect on the date hereof, (v) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (vi) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder or (vii) postpone any date fixed for any payment of principal of, or interest on, the Loans, Reimbursement Obligations or any fees or other amounts payable hereunder; provided further
                                                            ----------------
that no term or condition relating to the Letter of Credit Facility, any Facility Letter of Credit or Reimbursement Obligation or the Lenders' participations therein may be waived unless in writing and signed by the Issuing Bank; provided further that no amendment, waiver or consent shall, unless in
      ----------------
writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement.

          Anything in this Agreement to the contrary notwithstanding, if any Lender shall seek pursuant to 12 U.S.C. (S) 1821(a) or (n)(1)(B) to avoid its obligations to fund its ratable portion of any Borrowing or its obligation to participate in Facility Letters of Credit, such Lender shall (unless the Borrower and each other Lender shall otherwise consent in writing) be deemed, for all purposes relating to amendments, modifications, supplements, waivers or consents under this Agreement or any other Loan Document (including the determination of

"Required Lenders" for said purposes), not to have any Loans or Commitment hereunder and not to be a "Lender" under any provision requiring the consent or approval of each Lender, provided that in no event shall any action taken by the
                         --------
other Lenders with respect to the matters referred to in clause (ii) above be effective as against such Lender.

          SECTION 8.2.  Notices, Etc.  Except as otherwise expressly provided
                        -------------
herein, all notices, demands and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable com-munication) and mailed, telegraphed, telecopied, telexed, cabled or delivered:

if to the Borrower:         JWP INC.
                            Six International Drive
                            Rye Brook, New York 10573
                            Attention:  Treasurer
                            Telecopy:  (914) 935-4141
                            Telephone:  (914) 935-4000

if to any Lender signatory
hereto:                     as specified on Schedule 8.2 hereto

if to any other Lender:     as its Lending Office specified in the Assignment
                            and Acceptance or Additional Lender Agreement, as the case may be, pursuant to which it became a Lender (or such other office as may be designated in such Assignment and Acceptance or Additional Lender
                            Agreement)

if to the Agent:            Fleet Bank
                            56 E. 42nd Street
                            New York, New York 10017
                            Attention:  Geoffrey D. Spillane
                            Telecopy:  212-907-5614
                            Telephone:  212-907-5219

if to the Issuing Bank:     Fleet Bank
                            56 E. 42nd Street
                            New York, New York 10017
                            Attention:  Geoffrey D. Spillane
                            Telecopy:  212-907-5614
                            Telephone: 212-907-5219
or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective (i) when received, if mailed or delivered, or
(ii) when delivered to the telegraph company, transmitted by telecopier (with receipt confirmed by telephone), confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent.

          SECTION 8.3.  No Waiver; Remedies.  No failure on the part of any
                        -------------------
Lender, the Agent or the Issuing Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.4.  Costs and Expenses.
                        ------------------

          (a) The Borrower, whether or not the transactions contemplated herein are consummated, agrees to pay on demand (i) all out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto (including allocated costs of in-house counsel), with respect to advising the Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents and with respect to negotiations with the Borrower regarding any Default or any events or circumstances that may give rise to a Default) and (ii) all costs and expenses of the Agent and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors', rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Agent and each Lender with respect thereto (including allocated costs of in-house counsel)).

          (b) The Borrower agrees to indemnify and hold harmless the Agent, the Issuing Bank and each Lender and each of their Affiliates (other than any Affiliate which is an Affiliate solely by reason of the ownership by the Agent, the Issuing Bank, Co-Lead Managers and such Lender of less than 20% of the securities having ordinary voting power for the election of directors) and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses,
- - - - - - - - - ------------------
liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel (including allocated costs of in-house counsel)) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, whether or not an Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower hereby agrees not to assert any claim against the Agent, the Issuing Bank, any Co-Lead Manager, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document.

          SECTION 8.5.  Right of Set-off.  Upon (a) the occurrence and during
                        ----------------
the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.1 to authorize the Agent to declare the Loans due and payable pursuant to the provisions of Section 6.1, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness or other property at any time owing by such Lender to or for the credit or the account of the Borrower or its Subsidiaries against any and all of the Obligations of the Borrower now or hereafter existing regardless of whether such amounts are then due to Borrower or its Subsidiaries under this Agreement, irrespective of whether such Lender shall have made any demand under this Agreement or given any prior notice to Borrower. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not
             --------  -------
affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

          SECTION 8.6.  Binding Effect.  This Agreement shall be binding upon
                        --------------
and inure to the benefit of the Borrower, the Agent, the Issuing Bank and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders. Any Lender may at any time assign all or any portion of the Loans owing to it, or the Note evidencing such Loans, and its rights under this Agreement to a Federal Reserve Bank, provided that such assignment shall not release such Lender from its obligations
- - - - - - - - - --------
hereunder.

          SECTION 8.7.  Assignments and Participations.
                        ------------------------------

          (a) Each Lender may, subject to the approval of the Issuing Bank and the Borrower (such approval not to be unreasonably withheld), assign to one or more banks all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) each Initial Lender shall retain at
              --------  -------
least 50% of its Commitment at the date of this Agreement (unless the Issuing Bank and the Borrower shall agree otherwise in writing), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) the entire Commitment of such Lender at such time or (B) $5,000,000 (provided, however, that if the amount of such assignment is less
            --------  -------
than the entire amount of the Commitment of the assigning Lender, the amount retained by the assigning Lender must be at least $2,000,000), (iii) each such assignment shall be to an Eligible Assignee and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a pro-cessing and recordation fee of $2,500. Upon such execution, delivery, accept-ance and recording, from and after the effective date specified in each Assign-ment and Acceptance, which effective date shall be at least five Business Days after the delivery thereof to the Agent or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, except that such Lender shall continue to be an "Indemnified Party" under Section 8.4(b)).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any Pledgor of any of its obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee con-firms that it has received a copy of this Agreement and the Pledge Agreements, together with copies of the financial statements referred to in Section 4.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Agent, the Issuing Bank, any Co-Lead Manager, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c)  The Agent shall maintain at its address referred to in Section
8.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and
              --------
binding for all purposes, absent demonstrable error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. In addition, on the effective date of an Assignment and Acceptance, the Borrower shall, if so requested by the assigning Lender, and upon surrender of the Note issued to the assigning Lender, issue a new Note to the assignee in an amount equal to the portion of the assigning Lender's Commitment assigned to such assignee and, if less than the entire Commitment of the assigning Lender has been so assigned, the Borrower shall issue to the assigning Lender a new Note in the amount of the Commitment retained by the assigning Lender.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender representing that such assignment is being effected in accordance with Section 8.7(a)(i) of this Agreement and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Accept-ance has been completed and is in substantially the form of Exhibit A hereto, and has been consented to by the Agent, the Issuing Bank and the Borrower in accordance with Section 8.7(a), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

          (e) Each Lender may sell participations to one or more lenders in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this
              --------  -------
Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (iv) no participant under such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of or interest on the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of or interest on the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

          (f) Any Lender may, in connection with any assignment or participa-tion or proposed assignment or participation pursuant to this Section 8.7, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower and its Subsidiaries furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any
                                        --------  -------
such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower or any of its Subsidiaries received by it from such Lender.

          SECTION 8.8.  Governing Law; Submission to Jurisdiction; Waiver of
                        ----------------------------------------------------
Jury Trial.
- - - - - - - - - ----------

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (b) The Borrower hereby expressly and irrevocably agrees and con-sents that any suit, action or proceeding arising out of or relating to this Agreement, the Facility Letters of Credit, the Notes and the transactions contemplated herein may be instituted by the Agent, the Issuing Bank or any Lender in any State or Federal court sitting in the County of New York, State of New York, United States of America and, by the execution and delivery of this Agreement, the Borrower expressly waives any objection that it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

          (c) The Borrower agrees that service of process may be made on the Borrower by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to the address of the Borrower specified in or pursuant to Section 8.2, or by any other method of service provided for under the applicable laws in effect in the State of New York.

          (d) Nothing contained in subsection (b) or (c) hereof shall preclude the Agent, the Issuing Bank or any Lender from bringing any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents or any Facility Letter of Credit in the courts of any place where the Borrower or any of the Borrower's property or assets may be found or located or any other place where jurisdiction may otherwise be obtained.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT, ANY NOTE, ANY FACILITY LETTER OF CREDIT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH OF THE BORROWER, THE AGENT, THE ISSUING BANK. AND THE LENDERS HEREBY AGREES, TO THE EXTENT PERMITTED BY LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY, AND THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY HAVE THAT SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          SECTION 8.9.  Execution in Counterparts.  This Agreement may be
                        -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.10.  Borrower's Acknowledgment.  The Borrower hereby
                         -------------------------
confirms and acknowledges to each Lender that it has no defenses, setoffs, or counterclaims to its obligations hereunder, under the Original Credit Agreement or the promissory notes issued hereunder or thereunder, including, without limitation, its obligations to repay the Loans in full and, to the extent the Borrower has any such defenses, setoffs, or counterclaims, it hereby irrevocably and unconditionally releases the same.

          SECTION 8.11.  Release of Pledged Designated Subsidiaries Stock.  Upon
                         ------------------------------------------------
any sale of all the stock or all or substantially all the assets of a Designated Subsidiary and concurrently with the application of the Net Cash Proceeds of such sale to the repayment of the Loans, the Agent and the Lender shall release any lien or security interest of the Agent and the Lenders in the stock of such Designated Subsidiary and redeliver the certificates representing such stock to, or in accordance with the instructions of, the relevant Pledgor. The Agent is hereby authorized by each Lender to effect such release and redelivery on behalf of the Lenders. The Agent shall have no liability to the Borrower, any Pledgor or any Lender for any action taken or omitted to be taken by it with respect to or in connection with such release and redelivery, except for the Agent's gross negligence or willful misconduct.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            Borrower:
                            --------

                            JWP INC.


                            By_____________________________
                             Name:
                             Title:


                            Agent and Issuing Bank:
                            ----------------------

                            FLEET BANK (FORMERLY NORSTAR BANK)


                            By______________________________
                             Name:
                             Title:


Commitment:                 Lenders:
- - - - - - - - - ----------                  -------

$24,707,000                 FLEET BANK (FORMERLY NORSTAR BANK)


                            By______________________________
                             Name:
                             Title:


$12,352,000                 FLEET NATIONAL BANK


                            By_______________________________
                             Name:
                             Title:

Commitment:                 Lenders:
- - - - - - - - - ----------                  -------

$24,707,000                 CREDIT SUISSE


                            By_____________________________
                             Name:
                             Title:


                            By_____________________________
                             Name:
                             Title:


$20,588,000                 BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION


                            By_____________________________
                             Name:
                             Title:


$20,588,000                 CHEMICAL BANK


                            By____________________________
                             Name:
                             Title:

$16,470,000                 ISTITUTO BANCARIO SAN PAOLO
                            DI TORINO S.P.A.


                            By_____________________________
                             Name:
                             Title:

Commitment:                 Lenders:
- - - - - - - - - ----------                  -------

$16,470,000                 APPLE BANK FOR SAVINGS


                            By_____________________________
                             Name:
                             Title:



$12,352,000                 ROYAL BANK OF CANADA


                            By_____________________________
                             Name:
                             Title:


$12,352,000                 BANCO DE SANTANDER


                            By_____________________________
                             Name:
                             Title:


$12,352,000                 BANCA CASSA DI RISPARMIO DI
                            TORINO S.P.A.


                            By______________________________
                             Name:
                             Title:



                            By_____________________________
                             Name:
                             Title:

Commitment:                 Lenders:
- - - - - - - - - ----------                  -------

$8,236,000                  THE BANK OF TOKYO TRUST
                             COMPANY


                            By_____________________________
                             Name:
                             Title:


$8,236,000                  BANK JULIUS BAER AND COMPANY,
                            NEW YORK BRANCH


                            By_____________________________
                             Name:
                             Title:



$8,236,000                  KREDIETBANK N.V.


                            By_____________________________
                             Name:
                             Title:


                            By______________________________
                             Name:
                             Title:


$8,236,000                  ROYAL BANK OF SCOTLAND PLC


                            By_____________________________
                             Name:
                             Title:

Commitment:                 Lenders:
- - - - - - - - - ----------                  -------

$4,118,000                  FIRST VALLEY BANK


                            By_____________________________
                             Name:
                             Title:

                                                                       EXHIBIT A
                                                                       ---------



                                PROMISSORY NOTE


     ______________$                                         September ___, 1992



          FOR VALUE RECEIVED, JWP INC., a Delaware corporation (the
"Borrower"), hereby promises to pay to the order of ____________ (the "Lender"), on the Termination Date (as such term is defined in the Credit Agreement referred to below), at the office of Fleet Bank (the "Agent") at 56 E. 42nd Street, New York, New York 10017 (or at such other place as the Agent shall designate by a notice in writing to the Borrower), in lawful money of the United States of America and in immediately available funds, the principal sum of ________ DOLLARS ($_______) or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement and/or under the Original Credit Agreement referred to below, and to pay interest on the unpaid principal amount of each such Loan, at said office of the Agent, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The Lender is hereby authorized by the Borrower to endorse on the schedule attached to this promissory note (or any continuation thereof) the aggregate amount of the Loans made by the Lender to the Borrower under the Original Credit Agreement and outstanding on the date hereof and the amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement, the date such Loan is made or paid and the amount of each payment or prepayment of the principal of such Loans received by the Lender; provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement in respect of any Loan. Each such endorsement by the Lender shall constitute prima facie evidence of the
                                                     ----- -----
accuracy thereof.

          This promissory note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of September 11, 1992 (said Amended and Restated Credit Agreement, as amended from time to time, herein called the "Credit Agreement") among the Borrower, the Lender, the other financial institu-tions named therein, Fleet Bank, as Agent and Issuing Bank, and Credit Suisse,

                                                                       EXHIBIT A
                                                                          Page 2

Bank of America National Trust and Savings Association and Chemical Bank, as Co-Lead Managers, which Credit Agreement amended and restated in its entirety the Credit Agreement dated as of June 28, 1990, as heretofore amended (the "Original Credit Agreement"), among the Borrower, the Agent and the financial institutions named therein. This promissory note evidences Loans made by the Lender to the Borrower under the Credit Agreement and the Original Credit Agreement and is issued in substitution for the promissory note issued to the Lender pursuant to the Original Credit Agreement. Capitalized terms used in this promissory note have the meanings assigned to them in the Credit Agreement.

          Upon the occurrence of an Event of Default under the Credit Agree-ment, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable. The Borrower may at its option pre-pay all or any part of the principal of this promissory note before maturity upon the terms provided in the Credit Agreement.

          This promissory note shall be governed by and construed in accordance with the laws of the State of New York.

                                                            JWP INC.



                                                            By__________________
                                                            Name:
                                                            Title:

                                                                       EXHIBIT A
                                                                          Page 3

                                                                     Schedule to
                                                           Promissory Note dated
                                                           September __, 1992 of
                                                                        JWP INC.


          This Promissory Note evidences Loans made to JWP INC. under the within-described Credit Agreement and Original Credit Agreement, in the principal amounts and on the dates set forth below, and the repayments or prepayments of the principal of said Loans.

            Principal     Principal
              Amount     Amount Paid    Balance    Notation
Date         of Loan     or Prepaid   Outstanding  Made By
- - - - - - - - - ---------  ------------  -----------  -----------  --------

9/--/92    ---------/*/  -----------  -----------  --------
- - - - - - - - - ---------  ------------  -----------  -----------  --------
- - - - - - - - - ---------  ------------  -----------  -----------  --------
- - - - - - - - - ---------  ------------  -----------  -----------  --------
- - - - - - - - - ---------  ------------  -----------  -----------  --------
- - - - - - - - - ---------  ------------  -----------  -----------  --------
- - - - - - - - - ---------  ------------  -----------  -----------  --------
- - - - - - - - - ---------  ------------  -----------  -----------  --------
- - - - - - - - - ---------  ------------  -----------  -----------  --------
- - - - - - - - - ---------  ------------  -----------  -----------  --------
- - - - - - - - - ---------  ------------  -----------  -----------  --------

/*/ Amount of Lender's Loans outstanding under Original Credit Agreement on the date of this Promissory Note.